As filed with the Securities and Exchange Commission on September 30, 2004
                          Registration No. 333-115243


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     CONVERSION SERVICES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

                 Delaware                                7379                                20-1010495
-----------------------------------------   ----------------------------------   -----------------------------------
State or jurisdiction of incorporation or   Standard Industrial Classification   (I.R.S. Employer Identification No.)
               organization)                   Classification Code Number)

                              100 Eagle Rock Avenue
                         East Hanover, New Jersey 07936
                              Phone: (973) 560-9400
                               Fax: (973) 560-9500
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive office)

                                  Scott Newman
                      President and Chief Executive Officer
                     Conversion Services International, Inc.
                              100 Eagle Rock Avenue
                         East Hanover, New Jersey 07936
                              Phone: (973) 560-9400
                               Fax: (973) 560-9500
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Douglas S. Ellenoff, Esq.
                         Ellenoff Grossman & Schole LLP
                        370 Lexington Avenue, 19th floor
                            New York, New York 10017
                              Phone: (212) 370-1300
                               Fax: (212) 370-7889

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
               TITLE OF EACH                                         PROPOSED MAXIMUM
            CLASS OF SECURITIES                 AMOUNT TO BE          OFFERING PRICE           AMOUNT OF
              TO BE REGISTERED                   REGISTERED              PER UNIT          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
shares of common stock, par value $0.001       454,240,492 (1)             $0.21 (2)             $12,085.98
per share
--------------------------------------------------------------------------------------------------------------
shares of common stock, par value $0.001        89,249,999 (1)             $0.14 (2)             $ 1,583.12
per share, underlying convertible notes
--------------------------------------------------------------------------------------------------------------
shares of common stock, par value $0.001         6,000,000 (1)             $0.29 (2)             $   220.46
per share, underlying warrants
--------------------------------------------------------------------------------------------------------------
shares of common stock, par value $0.001         3,000,000 (1)             $0.31 (2)             $   117.83
per share, underlying warrants
--------------------------------------------------------------------------------------------------------------
shares of common stock, par value $0.001         3,000,000 (1)             $0.35 (2)             $   133.04
per share, underlying warrants
--------------------------------------------------------------------------------------------------------------
shares of common stock, par value $0.001         4,166,666                $0.105 (2)             $    55.43
per share, underlying warrants
--------------------------------------------------------------------------------------------------------------
shares of common stock, par value $0.001         6,000,000 (1)             $0.14 (2)             $   106.43
per share, underlying warrants
--------------------------------------------------------------------------------------------------------------

(1) Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the convertible notes and warrants.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

The securities registered hereby will be made on a continuous or delayed basis in the future in accordance with Rule 415 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                           Subject to Completion
                                Preliminary Prospectus dated September [_], 2004


                       565,657,157 SHARES OF COMMON STOCK

                                       OF

                     CONVERSION SERVICES INTERNATIONAL, INC.

      This prospectus relates to the offering for resale of shares of our common stock by certain selling stockholders who received shares in both LCS Group, Inc. (hereinafter referred to as LCS) and Conversion Services International,
Inc. (hereinafter referred to as CSI) in private financing transactions and acquisitions.

      We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

      Our common stock is traded on the Over The Counter Bulletin Board under the symbol "CSII." The closing price of our common stock on September 27, 2004, was $0.21.

      In this prospectus, the terms "CSI," "we," or "us" each refer to Conversion Services International, Inc., which was formerly known as LCS Group, Inc. In January 2004, we merged with and into a wholly owned subsidiary of LCS. In connection with this transaction, among other things, LCS changed its name to "Conversion Services International, Inc."

      The selling stockholders who wish to sell their shares of our common stock may offer and sell such shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholders.

      INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY AND CONSIDER THE INFORMATION DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   Subject to Completion, dated ____ __, 2004


      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................15
BUSINESS......................................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS...................25
CHANGES  IN AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON
  ACCOUNTING  AND FINANCIAL DISCLOSURE........................................32
USE OF PROCEEDS...............................................................32
SELLING STOCKHOLDERS..........................................................33
PLAN OF DISTRIBUTION..........................................................35
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................43
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................44
DESCRIPTION OF SECURITIES.....................................................46
SHARES ELIGIBLE FOR FUTURE SALE...............................................48
EXPERTS.......................................................................48
LEGAL MATTERS.................................................................48
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES..................................................48
FINANCIAL STATEMENTS.........................................................F-1


      Any prospective investor should not rely on any information not contained in this document. We have not authorized anyone to provide any other information to the contrary. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of and on the date of this document.

                               PROSPECTUS SUMMARY

      The following summary contains basic information about us and this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our company, our business and a possible investment in our common stock, you should read the entire prospectus carefully, including the Risk Factors starting on page 3.

OVERVIEW OF OUR BUSINESS

      Conversion Services International, Inc. is a technology and software firm providing professional services to the Global 2000 as well as mid-market clientele. Our core competency areas include strategic consulting, data warehousing, business intelligence and data management consulting. By leveraging best practices and methodologies, we help organizations set strategy to reach their goals and deliver them via best practices implementations. Our business and technology offerings help clients improve performance and maximize returns on technology investments. Our capabilities include benchmarking, tool selection, business intelligence, data warehousing, analytics, process improvement and application development and support.

OUR SERVICES

      As a full service data warehousing, business intelligence and strategy consulting firm, we offer services in the following solution categories:

      STRATEGIC CONSULTING
      o     Project Management (PMO)
      o     Data Warehousing and Business Intelligence Strategic Planning
      o     Business Technology Alignment
      o     Tool Analysis and Recommendation
      o     Integration Management, M&A
      o     Compliance (HIPAA, Basel II, Sarbanes-Oxley)
      o     Process Improvement (Lean, Six Sigma)
      o     Organizational Analysis and Assessment (M&A)
      o     Methodology, process, procedures
      o     Acquisition Readiness
      o     Information, Process and Infrastructure (IPI) Diagrams
      o     RFP creation and responses
      o     Training and Education

      BUSINESS INTELLIGENCE
      o     Architecture and Implementation
      o     Ad-Hoc Query and Analysis
      o     Enterprise Reporting Solutions
      o     Online Analytical Processing
      o     Analytics and Dashboards
      o     Business Performance Management
      o     Business Intelligence Competency Center
      o     Proof of Concepts and Prototypes
      o     BI Strategy
      o     Data Mining

      DATA WAREHOUSING
      o     DW Design, Development and Implementation
      o     Departmental Data Warehousing
      o     Federated Data Warehousing
      o     Conforming Facts/Dimensions
      o     Proof of Concepts and Prototypes
      o     Data Mart Delivery
      o     Outsourcing
      o     Data Architecture / Database
      o     Extract, Transformation and Loading
      o     Data Warehouse Framework

      DATA MANAGEMENT
      o     Data Quality Center of Excellence
      o     Data Profiling
      o     Data Quality / Cleansing
      o     Data Transformation
      o     Data Migrations and Conversions
      o     Metadata Management
      o     Enterprise Information Integration (EII)
      o     Integration Management
      o     Enterprise Information Architecture
      o     Quality Assurance Testing (Verification, Validation, Certification)

      During the six month period ended June 30, 2004, five of our clients accounted collectively for approximately 52% of total revenues. During the six month period ended June 30, 2003, four of our clients accounted collectively for approximately 55% of total revenues. For the year ended December 31, 2003, two of our clients accounted collectively for approximately 43% of our total revenues. During the fiscal year ended December 31, 2002, two of our clients accounted collectively for approximately 59% of our total revenues. With the recent acquisition of new businesses and our objective of acquiring more this year, we believe that our reliance on these clients will continue to decline this year and in the future. Nevertheless, the loss of any of our largest clients could have a material adverse effect on our business.

PURPOSE OF THIS PROSPECTUS

      This prospectus relates to the resale of shares of our common stock owned by, or issuable upon conversion of notes or exercise of warrants, by certain selling stockholders who will use this prospectus to resell their shares of common stock. We will not receive any proceeds from sales by the selling stockholders. However, we will receive proceeds, to be used for working capital purposes, upon the exercise of warrants held by certain selling stockholders. For further information about the selling stockholders see "Selling Stockholders."

OUR CORPORATE INFORMATION

      Our offices are located at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936, and our telephone number is (973) 560-9400.

                                  THE OFFERING

--------------------------------------------------------------------------------
COMMON STOCK OFFERED:               The selling  stockholders are offering up to
                                    565,657,157  shares of our common stock. The
                                    selling  stockholders  will  determine  when
                                    they will sell their shares.
--------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING:           We have  768,510,668  shares of common stock
                                    issued and  outstanding  as of September 27,
                                    2004.
--------------------------------------------------------------------------------
USE OF PROCEEDS:                    We will not receive any of the proceeds from
                                    the sale of shares of common  stock  offered
                                    by the  selling  stockholders.  However,  we
                                    will  receive  proceeds,   to  be  used  for
                                    working capital purposes,  upon the exercise
                                    of   warrants   held  by   certain   selling
                                    stockholders.
--------------------------------------------------------------------------------
TRADING MARKET:                     Our common stock is currently  listed on the
                                    OTC Bulletin  Board under the trading symbol
                                    "CSII."
--------------------------------------------------------------------------------
RISK FACTORS:                       Investment  in our common  stock  involves a
                                    high  degree of risk.  You should  carefully
                                    consider  the  information  set forth in the
                                    "Risk Factors" section of this prospectus as
                                    well as other  information set forth in this
                                    prospectus,    including    our    financial
                                    statements and related notes.
--------------------------------------------------------------------------------


                                  RISK FACTORS

      An investment in our securities is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus, before deciding to buy our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed, the price and value of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry.

RISKS RELATING TO OUR BUSINESS

BECAUSE WE DEPEND ON A SMALL NUMBER OF KEY CLIENTS, NON-RECURRING REVENUE AND CONTRACTS TERMINABLE ON SHORT NOTICE, OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE FAIL TO RETAIN THESE CLIENTS AND/OR OBTAIN NEW CLIENTS AT A LEVEL SUFFICIENT TO SUPPORT OUR OPERATIONS AND/OR BROADEN OUR CLIENT BASE.

      During the six month period ended June 30, 2004, five of our clients accounted collectively for approximately 52% of total revenues. During the six month period ended June 30, 2003, four of our clients accounted collectively for approximately 55% of total revenues. For the year ended December 31, 2003, two of our clients accounted collectively for approximately 43% of our total revenues. During the fiscal year ended December 31, 2002, two of our clients accounted collectively for approximately 59% of our total revenues. With the recent acquisition of new businesses and our objective of acquiring more this year, we believe that our reliance on these clients will continue to decline this year and in the future. The loss of any of our largest clients could have a material adverse effect on our business. In addition, our contracts provide that our services are terminable upon short notice, typically not more than 30 days. Non-renewal or termination of contracts with these or other clients without adequate replacements could have a material and adverse effect upon our business. In addition, a large portion of our revenues are derived from information technology consulting services that are generally non-recurring in nature. There can be no assurance that we will:

      o obtain additional contracts for projects similar in scope to those previously obtained from our clients;

      o     be able to retain existing clients or attract new clients;

      o     provide services in a manner acceptable to clients;

      o     offer pricing for services which is acceptable to clients; or

      o broaden our client base so that we will not remain largely dependent upon a limited number of clients that will continue to account for a substantial portion of our revenues.

CERTAIN  CLIENT-RELATED   COMPLICATIONS  MAY  MATERIALLY  ADVERSELY  AFFECT  OUR
BUSINESS.

      We may be subject to additional risks relating to our clients that could materially adversely affect our business, such as delays in clients paying their outstanding invoices, lengthy client review processes for awarding contracts, delay, termination, reduction or modification of contracts in the event of changes in client policies or as a result of budgetary constraints, and/or increased or unexpected costs resulting in losses under fixed-fee contracts, which factors could also adversely affect our business.

WE HAVE A HISTORY OF LOSSES AND WE COULD INCUR LOSSES IN THE FUTURE.

      During the fiscal year ended December 31, 2003, we had a decrease in revenues and gross profits, and we sustained an operating loss and cannot be sure that we will operate profitably in the future.

      During the fiscal year ended December 31, 2003, our revenues decreased by $1.8 million from $16.2 million for the year ended December 31, 2002 to $14.4 million for the year ended December 31, 2003. In addition, our gross profits decreased by approximately 5.8%. Accordingly, we sustained a net loss in the approximate amount of ($307,000).

      During the six month period ended June 30, 2004, our revenues increased by $4.7 million from $7.1 million for the six month period ended June 30, 2003 to $11.8 million for the six month period ended June 30, 2004. In addition, our gross profits increased by 1.8 percentage points, from 28.4% for the six month period ended June 30, 2003 to 30.2% for the six month period ended June 30, 2004. However, we sustained a net loss for six month period ended June 30, 2004 of ($691,546), a decrease of ($721,426) as compared to net income of $29,880 for the six month period ended June 30, 2003.

WE HAVE A SIGNIFICANT AMOUNT OF DEBT, WHICH, IN THE EVENT OF A DEFAULT, COULD HAVE MATERIAL ADVERSE CONSEQUENCES UPON US.

      On August 16, 2004, we entered into a security agreement with Laurus Master Fund, Ltd., pursuant to which we have borrowed $3,200,000 as of September 27, 2004. Such loan is collateralized and secured by all of our corporate assets. The degree to which we are leveraged could have important consequences to us, including the following:

      o A portion of our cash flow must be used to pay interest on our indebtedness and therefore is not available for use in our business;

      o Our indebtedness increases our vulnerability to changes in general economic and industry conditions;

      o Our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or other purposes could be impaired; and

      o Our failure to comply with restrictions contained in the terms of our borrowings could lead to a default which could cause all or a significant portion of our debt to become immediately payable.

      o If we default, the loans will become due and we may not have the funds to repay the loans, and we could discontinue our business and investors could lose all their money.

      In addition, certain terms of such loan require the prior consent of Laurus Master Fund, Ltd. on many corporate actions including, but not limited to, mergers and acquisitions--which is part of our ongoing business strategy.

OUR REVENUES ARE DIFFICULT TO FORECAST.

      We may increase our general and administrative expenses in the event that we increase our business and/or acquire other businesses, while our operating expenses for sales and marketing and costs of services for technical personnel to provide and support our services also increases. Additionally, although most of our clients are large, creditworthy entities, at any given point in time, we may have significant accounts receivable balances with clients that expose us to credit risks if such clients either delay or elect not to pay or are unable to pay such obligations. If we have an unexpected shortfall in revenues in relation to our expenses, or significant bad debt experience, our business could be materially and adversely affected.

OUR PROFITABILITY WILL SUFFER IF WE ARE NOT ABLE TO MAINTAIN OUR PRICING, UTILIZATION OF PERSONNEL AND CONTROL OUR COSTS. A CONTINUATION OF CURRENT PRICING PRESSURES COULD RESULT IN PERMANENT CHANGES IN PRICING POLICIES AND DELIVERY CAPABILITIES.

      Our gross profit margin is largely a function of the rates we are able to charge for our information technology services. Accordingly, if we are not able to maintain the pricing for our services or an appropriate utilization of our professionals without corresponding cost reductions, our margins will suffer. The rates we are able to charge for our services are affected by a number of factors, including:

      o our clients' perceptions of our ability to add value through our services;

      o     pricing policies of our competitors;

      o our ability to accurately estimate, attain and sustain engagement revenues, margins and cash flows over increasingly longer contract periods;

      o     the  use  of   globally   sourced,   lower-cost   service   delivery
            capabilities by our competitors and our clients; and

      o     general economic and political conditions.

      Our gross margins are also a function of our ability to control our costs and improve our efficiency. If the continuation of current pricing pressures persists it could result in permanent changes in pricing policies and delivery capabilities and we must continuously improve our management of costs.

UNEXPECTED COSTS OR DELAYS COULD MAKE OUR CONTRACTS UNPROFITABLE.

      In the future, we may have many types of contracts, including time-and-materials contracts, fixed-price contracts and contracts with features of both of these contract types. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on all of our margins and potential net income.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE FAIL TO ADAPT TO EMERGING AND EVOLVING MARKETS.

      The markets for our services are changing rapidly and evolving and, therefore, the ultimate level of demand for our services is subject to substantial uncertainty. Most of our historic revenue was generated from providing information technology services only. During the last several years, we have focused our efforts on providing data warehousing services in particular since we believe that there is going to be an increased need in this area. Any significant decline in demand for programming, applications development, information technology or data warehousing consulting services could materially and adversely affect our business and prospects.

      Our ability to achieve growth targets is dependent in part on maintaining existing clients and continually attracting and retaining new clients to replace those who have not renewed their contracts. Our ability to achieve market acceptance, including for data warehousing, will require substantial efforts and expenditures on our part to create awareness of our services.

IF WE SHOULD EXPERIENCE RAPID GROWTH, SUCH GROWTH COULD STRAIN OUR MANAGERIAL AND OPERATIONAL RESOURCES, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

      Any rapid growth that we may experience would most likely place a significant strain on our managerial and operational resources. If we continue to acquire other companies, we will be required to manage multiple relationships with various clients, strategic partners and other third parties. Further growth (organic or by acquisition) or an increase in the number of strategic relationships may increase this strain on existing managerial and operational resources, inhibiting our ability to achieve the rapid execution necessary to implement our growth strategy without incurring additional corporate expenses.

WE FACE INTENSE COMPETITION AND OUR FAILURE TO MEET THIS COMPETITION COULD ADVERSELY AFFECT OUR BUSINESS.

      Competition for our information technology consulting services, including data warehousing, is significant and we expect that this competition will continue to intensify due to the low barriers to entry. We may not have the financial resources, technical expertise, sales and marketing or support capabilities to adequately meet this competition. We compete against numerous large companies, including, among others, multi-national and other major consulting firms. These firms have substantially greater market presence, longer operating histories, more significant client bases and greater financial, technical, facilities, marketing, capital and other resources than we have. If we are unable to compete against such competitors, our business will be adversely affected.

      Our competitors may respond more quickly than us to new or emerging technologies and changes in client requirements. Our competitors may also devote greater resources than we can to the development, promotion and sales of our services. If one or more of our competitors develops and implements methodologies that result in superior productivity and price reductions without adversely affecting their profit margins, our business could suffer. Competitors may also:

      o     engage in more extensive research and development;

      o     undertake more extensive marketing campaigns;

      o     adopt more aggressive pricing policies; and

      o make more attractive offers to our existing and potential employees and strategic partners.

      In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties that could be detrimental to our business.

      New competitors, including large computer hardware, software, professional services and other technology companies, may enter our markets and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in the industry, we could encounter significant pricing pressures. These pricing pressures could result in substantially lower average selling prices for our services. We may not be able to offset the effects of any price reductions with an increase in the number of clients, higher revenue from consulting services, cost reductions or otherwise. In addition, professional services businesses are likely to encounter consolidation in the near future, which could result in decreased pricing and other competition.

IF WE FAIL TO ADAPT TO THE RAPID TECHNOLOGICAL CHANGE CONSTANTLY OCCURRING IN THE AREAS IN WHICH WE PROVIDE SERVICES, INCLUDING DATA WAREHOUSING, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

      The market for information technology consulting services and data warehousing is rapidly evolving. Significant technological changes could render our existing services obsolete. We must adapt to this rapidly changing market by continually improving the responsiveness, functionality and features of our services to meet clients' needs. If we are unable to respond to technological advances and conform to emerging industry standards in a cost-effective and timely manner, our business could be materially and adversely affected.

WE DEPEND ON OUR MANAGEMENT. IF WE FAIL TO RETAIN KEY PERSONNEL, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

      There is intense competition for qualified personnel in the areas in which we operate. The loss of existing personnel or the failure to recruit additional qualified managerial, technical and sales personnel, as well as expenses in connection with hiring and retaining personnel, particularly in the emerging area of data warehousing, could adversely affect our business. We also depend upon the performance of our executive officers and key employees in particular, Messrs. Scott Newman and Glenn Peipert. Although we have entered into employment agreements with Messrs. Newman and Peipert, the loss of either of these individuals could have a material adverse effect upon us. In addition, we have not obtained "key man" life insurance on the lives of either Messrs. Newman or Peipert.

      We will need to attract, train and retain more employees for management, engineering, programming, sales and marketing, and client service and support positions. As noted above, competition for qualified employees, particularly engineers, programmers and consultants, continues to be intense. Consequently, we may not be able to attract, train and retain the personnel we need to continue to offer solutions and services to current and future clients in a cost effective manner, if at all.

IF WE FAIL TO RAISE CAPITAL THAT WE MAY NEED TO SUPPORT AND INCREASE OUR OPERATIONS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

      Our future capital uses and requirements will depend on numerous factors, including:

      o     the  extent  to  which  our   solutions  and  services  gain  market
            acceptance;

      o the level of revenues from current and future solutions and services;

      o     the expansion of operations;

      o the costs and timing of product and service developments and sales and marketing activities;

      o     the costs related to acquisitions of technology or businesses; and

      o     competitive developments.

      We may require additional capital in order to continue to support and increase our sales and marketing efforts, continue to expand and enhance the solutions and services we are able to offer to current and future clients and fund potential acquisitions. This capital may not be available on terms acceptable to us, if at all. In addition, we may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of these or other aspects of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank facilities or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our expansion programs or to limit the marketing of our services. This could have a material and adverse effect on our business.

WE COULD HAVE POTENTIAL LIABILITY TO OUR CLIENTS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

      Our services involve development and implementation of computer systems and computer software that are critical to the operations of our clients' businesses. If we fail or are unable to satisfy a client's expectations in the performance of our services, our business reputation could be harmed or we could be subject to a claim for substantial damages, regardless of our responsibility for such failure or inability. In addition, in the course of performing services, our personnel often gain access to technologies and content which include confidential or proprietary client information. Although we have implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. Our business could be adversely affected if one or more large claims are asserted against us that are uninsured, exceed available insurance coverage or result in changes to our insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements. Although we maintain general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims.

WE DO NOT INTEND TO PAY DIVIDENDS ON SHARES OF OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

      We have never paid cash dividends on our common stock other than distributions resulting from our past tax status as a Subchapter S corporation. Our current Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Instead, we intend to retain future earnings for reinvestment in our business and/or to fund future acquisitions. In addition, the security agreement with Laurus Master Fund, Ltd. requires that we obtain their consent prior to paying any dividends.

OUR MANAGEMENT GROUP OWNS OR CONTROLS A SIGNIFICANT NUMBER OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AND WILL CONTINUE TO HAVE SIGNIFICANT OWNERSHIP OF OUR VOTING SECURITIES FOR THE FORESEEABLE FUTURE.

      Scott Newman and Glenn Peipert, our principal stockholders and our executive officers and two of our directors, beneficially own approximately 39.2% and 19.6%, respectively, of our outstanding common stock. Robert C. DeLeeuw, our Senior Vice President and President of our wholly owned subsidiary, DeLeeuw Associates, LLC, owns approximately 10.4% of our outstanding common stock. As a result, these persons will have the ability, acting as a group, to effectively control our affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our common stock may:

      o     delay or prevent a change in the control;

      o impede a merger, consolidation, takeover or other transaction involving us; or

      o discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

THE AUTHORIZATION AND ISSUANCE OF "BLANK CHECK" PREFERRED STOCK COULD HAVE AN ANTI-TAKEOVER EFFECT DETRIMENTAL TO THE INTERESTS OF OUR STOCKHOLDERS.

      Our certificate of incorporation allows the Board of Directors to issue preferred stock with rights and preferences set by our board without further stockholder approval. The issuance of shares of this "blank check preferred" under particular circumstances could have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to endeavor to impede the attempt by issuing shares of blank check preferred, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. Our Board of Directors has the right to issue blank check preferred without first offering them to holders of our common stock, as the holders of our common stock have no preemptive rights.

WE ARE NOT CURRENTLY COMPLIANT WITH THE SARBANES-OXLEY ACT.

      The enactment of the Sarbanes-Oxley Act in July 2002 created a significant number of new corporate governance requirements. Such requirements will require us to make changes to our current corporate governance practices. Although we expect to implement the requisite changes to become compliant with the new requirements, we are not currently. Currently, only one of the members of our Board of Directors is considered to be independent. We may not be able to attract a sufficient number of directors in the future to satisfy this future requirement if it becomes applicable to us.

OUR SERVICES OR SOLUTIONS MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

      We cannot be sure that our services and solutions, or the solutions of others that we offer to our clients, do not infringe on the intellectual property rights of third parties, and we may have infringement claims asserted against us or against our clients. These claims may harm our reputation, cost us money and prevent us from offering some services or solutions. In some instances, the amount of these expenses may be greater than the revenues we receive from the client. Any claims or litigation in this area, whether we ultimately win or losE, could be time-consuming and costly, injure our reputation or require us to enter into royalty or licensing arrangements. We may not be able to enter into these royalty or licensing arrangements on acceptable terms.

WE COULD BE  SUBJECT  TO  SYSTEMS  FAILURES  THAT  COULD  ADVERSELY  AFFECT  OUR
BUSINESS.

      Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. We currently maintain our computer systems in our facilities at our offices in New Jersey and Texas. We do not have complete redundancy in our systems and therefore any damage or destruction to our systems would significantly harm our business. Although we have taken precautions against systems failure, interruptions could result from natural disasters as well as power losses, telecommunications failures and similar events. Our systems are also subject to human error, security breaches, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems. We also lease telecommunications lines from local and regional carriers, whose service may be interrupted. Any damage or failure that interrupts or delays network operations could materially and adversely affect our business.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE FAIL TO ADEQUATELY ADDRESS SECURITY ISSUES.

      We have taken measures to protect the integrity of our technology infrastructure and the privacy of confidential information. Nonetheless, our technology infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person or entity circumvents its security measures, they could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make substantial additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability.

RISKS RELATING TO ACQUISITIONS

WE FACE INTENSE COMPETITION FOR ACQUISITION CANDIDATES.

      There is a high degree of competition among companies seeking to acquire interests in information technology service companies such as those we may target for acquisition. We are expected to continue to be an active participant in the business of seeking business relationships with, and acquisitions of interests in, such companies. A large number of established and well-financed entities, including venture capital firms, are active in acquiring interests in companies that we may find to be desirable acquisition candidates. Many of these investment-oriented entities have significantly greater financial resources, technical expertise and managerial capabilities than we do. Consequently, we may be at a competitive disadvantage in negotiating and executing possible investments in these entities as many competitors generally have easier access to capital, on which entrepreneur-founders of privately-held information technology service companies generally place greater emphasis than obtaining the management skills and networking services that we can provide. Even if we are able to compete with these venture capital entities, this competition may affect the terms and conditions of potential acquisitions and, as a result, we may pay more than expected for targeted acquisitions. If we cannot acquire interests in attractive companies on reasonable terms, our strategy to build our business through acquisitions may be inhibited.

WE WILL ENCOUNTER DIFFICULTIES IN IDENTIFYING SUITABLE ACQUISITION CANDIDATES AND INTEGRATING NEW ACQUISITIONS.

      A key element of our expansion strategy is to grow through acquisitions. If we identify suitable candidates, we may not be able to make investments or acquisitions on commercially acceptable terms. Acquisitions may cause a disruption in our ongoing business, distract management, require other resources and make it difficult to maintain our standards, controls and procedures. We may not be able to retain key employees of the acquired companies or maintain good relations with their clients or suppliers. It may be required to incur additional debt and to issue equity securities, which may be dilutive to existing stockholders, to effect and/or fund acquisitions.

WE CANNOT ASSURE YOU THAT ANY ACQUISITIONS WE MAKE WILL ENHANCE OUR BUSINESS.

      We cannot assure you that any completed acquisition will enhance our business. Since we anticipate that acquisitions could be made with both cash and our common stock, if we consummate one or more significant acquisitions, the potential impacts are:

      o     a  substantial  portion  of our  available  cash  could  be  used to
            consummate  the  acquisitions   and/or  we  could  incur  or  assume
            significant amounts of indebtedness; and

      o losses resulting from the on going operations of these acquisitions could adversely affect our cash flow;and

      o our stockholders could suffer significant dilution of their interest in our common stock.

      Also, we are required to account for acquisitions under the purchase method, which would likely result in our recording significant amounts of goodwill. The inability of a subsidiary to sustain profitability may result in an impairment loss in the value of long-lived assets, principally goodwill and other tangible and intangible assets, which would adversely affect our financial statements.

RISKS RELATING TO OUR COMMON STOCK

OUR RELATIONSHIP WITH OUR MAJORITY STOCKHOLDERS PRESENTS POTENTIAL CONFLICTS OF INTEREST, WHICH MAY RESULT IN DECISIONS THAT FAVOR THEM OVER OUR OTHER STOCKHOLDERS.

      Our principal beneficial owners, Scott Newman and Glenn Peipert, provide management and financial assistance to us. When their personal investment interests diverge from our interests, they and their affiliates may exercise their influence in their own best interests. Some decisions concerning our operations or finances may present conflicts of interest between us and these stockholders and their affiliated entities. Given that our Board of Directors only has one independent member, our ability to comply with state corporate law and/or the requirements of the Sarbanes-Oxley Act of 2002 may be impaired.

THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE POSSIBLE VOLATILITY IN OUR STOCK PRICE.

      There has only been a limited public market for our securities and there can be no assurance that an active trading market in our securities will be maintained. The Over The Counter Bulletin Board (OTCBB) is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than NASDAQ and the national securities exchange, and quotes for securities quoted on the OTCBB are not listed in the financial sections of newspapers as are those for NASDAQ and the national securities exchange. In addition, the overall market for securities in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations including, but not limited to, the following:

      o quarterly variations in operating results and achievement of key business metrics;

      o     changes in earnings estimates by securities analysts, if any;

      o any differences between reported results and securities analysts' published or unpublished expectations;

      o announcements of new contracts or service offerings by us or our competitors;

      o market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;

      o     demand for our services and products;

      o     shares being sold pursuant to Rule 144 or upon exercise of warrants;
            and

      o general economic or stock market conditions unrelated to our operating performance.


      These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

THERE ARE LIMITATIONS IN CONNECTION WITH THE AVAILABILITY OF QUOTES AND ORDER INFORMATION ON THE OTCBB.

      Trades and quotations on the OTCBB involve a manual process and the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmation may be delayed significantly. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

THERE ARE DELAYS IN ORDER COMMUNICATION ON THE OTCBB.

      Electronic processing of orders is not available for securities traded on the OTCBB and high order volume and communication risks may prevent or delay the execution of one's OTCBB trading orders. This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our common stock. Heavy market volume may lead to a delay in the processing of OTCBB security orders for shares of our common stock, due to the manual nature of the market. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR SECURITIES.

      The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our shares of common stock are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors". For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock and may affect the ability of investors to sell such shares of common stock in the secondary market and the price at which such investors can sell any of such shares.

      Investors should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o     control  of  the  market   for  the   security   by  one  or  a  few
            broker-dealers that are often related to the promoter or issuer;

      o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

      o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

      o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

      Our management is aware of the abuses that have occurred historically in the penny stock market.

THERE IS A RISK OF MARKET FRAUD.

      OTCBB securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTCBB reporting requirements for these securities are less stringent than for listed or NASDAQ traded securities, and no exchange requirements are imposed. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our common stock.

THERE IS LIMITED LIQUIDITY ON THE OTCBB.

      When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of one's order entry.

THERE IS A LIMITATION IN CONNECTION WITH THE EDITING AND CANCELING OF ORDERS ON THE OTCBB.

      Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one's order. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

INCREASED DEALER COMPENSATION COULD ADVERSELY AFFECT THE STOCK PRICE.

      The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our common stock on the OTCBB if the stock must be sold immediately. Further, purchasers of shares of our common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for shares of our common stock on the OTCBB. Due to the foregoing, demand for shares of our common stock on the OTCBB may be decreased or eliminated.

ADDITIONAL AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET.

      We are authorized to issue 1,000,000,000 shares of our common stock. As of September 27, 2004, there were 768,510,668 shares of common stock issued and outstanding. However, the total number of shares of our common stock issued and outstanding does not include shares reserved in anticipation of the conversion of notes or the exercise of options or warrants. As of September 27, 2004, we had 89,249,999 shares of common stock underlying convertible notes, and we have reserved shares of our common stock for issuance in connection with the potential conversion thereof. As of September 27, 2004, we had outstanding stock options and warrants to purchase approximately 54,471,666 shares of our common stock, the exercise price of which range between $0.105 and $0.20 per share, and we have reserved shares of our common stock for issuance in connection with the potential exercise thereof. Of the reserved shares, a total of 100,000,000 shares are currently reserved for issuance in connection with our 2003 Incentive Plan, of which options to purchase an aggregate of 32,305,000 shares have been issued under the plan. A significant number of such options and warrants contain provisions for cashless exercise. To the extent such options or warrants are exercised, the holders of our common stock will experience further dilution. In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

      The exercise of the outstanding derivative securities will reduce the percentage of common stock held by our stockholders. Further, the terms on which we could obtain additional capital during the life of the derivative securities may be adversely affected, and it should be expected that the holders of the derivative securities would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such derivative securities. As a result, any issuance of additional shares of common stock may cause our current stockholders to suffer significant dilution which may adversely affect the market.

      In addition to the above-referenced shares of common stock which may be issued without stockholder approval, we have 20,000,000 shares of authorized preferred stock, the terms of which may be fixed by our Board of Directors. We presently have no issued and outstanding shares of preferred stock and while we have no present plans to issue any shares of preferred stock, our Board of Directors has the authority, without stockholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock may have an adverse effect on the holders of common stock.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

      From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933 (Securities Act), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a two-year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

DIRECTOR AND OFFICER LIABILITY IS LIMITED.

      As permitted by Delaware law, our certificate of incorporation limits the liability of our directors for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of our charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by law.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operation," and "Description of Business" in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "proposed," "intended," or "continue" or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other "forward-looking" information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.


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                                       15

                                    BUSINESS

      Conversion Services International, Inc. is a technology and software firm providing professional services to the Global 2000 as well as mid-market clientele. Our core competency areas include strategic consulting, data warehousing, business intelligence and data management consulting. Our clients are primarily in the financial services, pharmaceutical, healthcare and telecommunications industries, although we do have clients in other industries. Our clients are primarily located in the northeastern United States. CSI enables organizations to leverage their corporate information assets by providing strategy, process, methodology, data warehousing, business intelligence, enterprise reporting and analytic solutions. Our organization delivers value to our clients, utilizing a unique combination of business acumen, technical proficiency, experience and a proven set of "best practices" methodologies to deliver cost effective services through either fixed price or time and material engagements. CSI is committed to being a leader in data warehousing and business intelligence consulting, allowing us to be a valuable asset and trusted advisor to our customers.

      We believe that our primary strengths that distinguish us from our competitors are our:

      o     understanding of data management solutions;

      o ability to provide solutions that integrate people, improve process and integrate technologies;

      o extensive service offerings as it relates to data warehousing, business intelligence, strategy and data quality;

      o our perspective regarding the accuracy of data and our data purification process,

      o     best practices methodology, process and procedures;

      o experience in architecting, recommending and implementing large and complex data warehousing and business intelligence solutions; and

      o     ability  to   establish   centers  of   excellence   within   client
            organizations to address data quality and business intelligence.

      Our goal is to be the premier provider of data warehousing, business intelligence and related strategic consulting services, as well as data quality products for organizations seeking to leverage and improve the quality of their corporate information. In support of this goal we intend to:

      o     enhance our brand and mindshare;

      o     continue growth both organically and via acquisition;

      o     increase our geographic coverage;

      o     expand our client relationships;

      o continue to enhance and expand the capabilities of the Evoke Software Corporation software product;

      o     introduce new and creative service offerings; and

      o     leverage our strategic alliances.

      We are committed to being a leader in data warehousing and business intelligence consulting. As a data warehousing and business intelligence specialist, we approach business intelligence from a strategic perspective, providing integrated data warehousing and business intelligence strategy and technology implementation services to clients that are attempting to leverage their enterprise information. Our matrix of services includes strategy consulting, data warehousing and business intelligence architecture and implementation solutions, data quality solutions and data management solutions. We have developed a methodology which provides a framework for each stage of a client engagement, from helping the client conceive its strategy, to architecting, engineering and extending its information. We believe that our integrated methodology allows us to deliver reliable, robust, scalable, secure and extensible business intelligence solutions in rapid timeframes based on accurate information.

      We are a Delaware corporation formerly named LCS Group, Inc. In January 2004, a privately held company named Conversion Services International, Inc. ("Old CSI") merged with and into our wholly owned subsidiary, LCS Acquisition
Corp. In connection with such transaction: (i) a 14-year old information technology business became our operating business, (ii) the former stockholders of Old CSI assumed control of our Board of Directors and were issued approximately 84.3% of the outstanding shares of our common stock at that time (due to subsequent events, that percentage of ownership has decreased), and
(iii) we changed our name to "Conversion Services International, Inc."

OUR SERVICES

      As a full service data warehousing, business intelligence and strategy consulting firm, we offer services in the following solution categories:

      STRATEGIC CONSULTING
      o     Project Management (PMO)
      o     Data Warehousing & Business Intelligence Strategic Planning
      o     Business Technology Alignment
      o     Tool Analysis and Recommendation
      o     Integration Management, M&A
      o     Compliance (HIPAA, Basel II, Sarbanes-Oxley)
      o     Process Improvement (Lean, Six Sigma)
      o     Organizational Analysis and Assessment (M&A)
      o     Methodology, process, procedures
      o     Acquisition Readiness
      o     Information, Process and Infrastructure (IPI) Diagrams
      o     RFP creation and responses
      o     Training and Education

      BUSINESS INTELLIGENCE
      o     Architecture and Implementation
      o     Ad-Hoc Query and Analysis
      o     Enterprise Reporting Solutions
      o     Online Analytical Processing
      o     Analytics and Dashboards
      o     Business Performance Management
      o     Business Intelligence Competency Center
      o     Proof of Concepts and Prototypes
      o     BI Strategy
      o     Data Mining

      DATA WAREHOUSING
      o     DW Design, Development and Implementation
      o     Departmental Data Warehousing
      o     Federated Data Warehousing
      o     Conforming Facts/Dimensions
      o     Proof of Concepts and Prototypes

      o     Data Mart Delivery
      o     Outsourcing
      o     Data Architecture / Database
      o     Extract, Transformation and Loading
      o     Data Warehouse Framework

      DATA MANAGEMENT
      o     Data Quality Center of Excellence
      o     Data Profiling
      o     Data Quality / Cleansing
      o     Data Transformation
      o     Data Migrations and Conversions
      o     Metadata Management
      o     Enterprise Information Integration (EII)
      o     Integration Management
      o     Enterprise Information Architecture
      o     Quality Assurance Testing (Verification, Validation, Certification)

RECENT ACQUISITIONS

      We will also continue to pursue strategic acquisitions that strengthen our ability to compete and extend our ability to provide clients with a core comprehensive services offering. In February 2004, we added personnel of the business intelligence consulting division of Software Forces, LLC, an award winning partner of Crystal Decisions.

      In November 2003, the Company executed an Independent Contractor Agreement with Leading Edge Communications Corporation ("LEC"), whereby CSI agreed to be a subcontractor for LEC, and to provide consultants as required to LEC. In return for these services, CSI receives a fee from LEC based on the hourly rates established for consultants subcontracted to LEC.

      CSI acquired 49% of all issued and outstanding shares of common stock of LEC as of May 1, 2004. The acquisition was completed through a Stock Purchase Agreement between CSI and Mary Ferrara, the sole stockholder of LEC. In connection with the acquisition, CSI (i) repaid a bank loan on behalf of the seller in the amount of $35,000; (ii) repaid an LEC bank loan in the amount of $38,000; and (iii) satisfied an LEC obligation for $10,000 of prior compensation to an employee.

      In March 2004, through our subsidiary DeLeeuw Conversion LLC ("DeLeeuw Sub"), we acquired DeLeeuw Associates, Inc. ("DeLeeuw Associates"), a management consulting firm in the information technology sector with core competency in delivering Change Management Consulting, including both Six Sigma and Lean domain expertise to enhance service delivery, with proven process methodologies resulting in time to market improvements within the financial services and banking industries. The acquisition (the "DeLeeuw Acquisition") was completed pursuant to that certain Acquisition Agreement by and between CSI, DeLeeuw and Robert C. DeLeeuw (the "Acquisition Agreement"). In connection with the DeLeeuw Acquisition, we: (i) paid Mr. DeLeeuw, as the sole stockholder of DeLeeuw Associates, $1,900,000, $500,000 of which has been deposited into an escrow account for a period of one year and may be reduced based upon claims for indemnification that may be made pursuant to the Acquisition Agreement; (ii) issued 80,000,000 shares of our common stock to Mr. DeLeeuw, 7,200,000 of which have been deposited into an escrow account for a period of one-year and may be reduced based upon claims for indemnification that may be made pursuant to the Acquisition Agreement; and (iii) issued options to purchase 2,000,000 shares of our common stock to certain employees of DeLeeuw Associates. DeLeeuw Sub changed its name to "DeLeeuw Associates, LLC."

      In June 2004, through our subsidiary Evoke Asset Purchase Corp. ("Acquisition Sub"), we acquired substantially all of the assets and assumed substantially all of the liabilities of Evoke Software Corporation, a privately-held California corporation ("Evoke") which designs, develops, markets and supports software programs for data analysis, data profiling and database migration applications and provides related support and consulting services. The acquisition (the "Evoke Acquisition") was completed pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") by and between CSI, Acquisition Sub and Evoke. In connection with the Evoke Acquisition, we: (i) issued 72,543,956 shares of our common stock to Evoke, 7,150,000 of which have been deposited into an escrow account for a period of one-year and may be reduced based upon claims for indemnification that may be made pursuant to the Asset Purchase Agreement; (ii) issued 5% of the outstanding shares of Acquisition Sub to Evoke; (iii) issued 3,919,093 shares of our common stock to certain executives of Evoke as a severance payment and to certain employees as retention shares; (iv) agreed to pay $448,154 in deferred compensation ($189,583 to be paid over a seven month period and the remainder to be paid over a twelve month period) to certain employees of Evoke; and (v) assumed substantially all of Evoke's liabilities. Acquisition Sub changed its name to "Evoke Software Corporation."

      Approximately 5,500,000 shares issued to WHRT I Corp. are subject to a lock-up period after the Registration Statement is effective, in which such shares shall be released and freely tradable one month following the effective date of this Registration Statement. The remainder of the shares issued to WHRT I Corp. are subject to a lock-up period after this Registration Statement is effective as follows (the following assumes the Registration Statement has been declared effective by the SEC): (i) 20% shall be released and freely tradable on October 1, 2004; (ii) 20% shall be released and freely tradable on January 1, 2005; (iii) 20% shall be released and freely tradable on April 1, 2005; (iv) 20% shall be released and freely tradable on July 1, 2005; and (v) 20% shall be released and freely tradable on October 1, 2005.

      Integration of DeLeeuw's Change Management Consulting practices with CSI's Data Warehousing and Business Intelligence core competency "The Center for Data Warehousing" will continue throughout 2004. The Change Management, Six Sigma and Lean methodology have been introduced to our clients along with our innovative Information, Process and Infrastructure (IPI) Diagrams, which provide detailed blueprints of our client's information, business processes and infrastructure on a single highly detailed diagram. These diagrams can be leveraged for risk management, compliance, validation, planning and budgeting requirements. The IPI diagram offering, launched in the first quarter of 2004, continues to receive favorable reaction from our clients. In addition, we expanded our Data Warehouse Assessment, Business Technology Alignment (BTA) and Quality Management Offering
(QMO) related offerings will be the focus of our marketing and communications programs for 2004. A QMO offering is a combination of methodologies, best practices and automated techniques leveraged to establish and enforce standards and procedures as it relates to elevating the quality of executive information in an efficient and effective manner. We believe that these offerings will drive greater understanding and demand for both data warehousing and business intelligence implementations by delivering best practices methodologies, tools and techniques to reduce risk, time to market and total cost of ownership of these engagements. Our business strategy is to continue to enhance and expand our offerings which include best practices, process improvement, methodologies, advisory services and implementation expertise.

      Evoke is managed and operated as a subsidiary company, but its integration is limited to infrastructure and back office operations. CSI has a multi-year record of leveraging the Evoke suite of products, which will continue under a Value Added Reseller and Systems Integration partnership. In addition to the existing Evoke field and engineering personnel, a number of business development and support resources are being transitioned into Evoke to bolster the organizational infrastructure required to advance the companies growth plans. The data analysis and profiling technology developed and marketed by Evoke is receiving economic and development assistance from CSI to enhance and extend the current technology platform. As a result, Evoke released a new version of Axio in September 2004, and is planning a major release in the first quarter of 2005. The major emphasis will be on automating many of the project related tasks associated with data proofing, as well as the introduction of a workflow driving user interface to reduce the learning curve and increase time to proficiency. Evoke is planning to include data cleansing and operational data quality monitoring, as well as quality scorecard modules, to the existing data quality platform. The combined expertise and synergy between CSI and Evoke has also resulted in the introduction of value based services offerings. These offerings include: Best Practices Methodology, Quality Improvement Programs (QIP) and Quick Start Services Programs to accelerate Return on Investment and knowledge transfer.

      We believe that as new opportunities are created, Global 2000 companies will continue the trend of expanding the utilization of external consulting expertise to support corporate initiatives focused on maximizing Return On Investment (ROI), leveraging existing technology infrastructure though optimizations and best practices and will continue to leverage and derive value from corporate information assets such as data warehousing, business intelligence and analytics. We believe that we are uniquely positioned to expand our client foot print by delivering unique business value resulting from our 15 years of domain expertise, proven best practices, methodologies, processes and automation within data warehousing architecture and implementation. Our ability to apply Six Sigma and Lean core competency to client processes and implementation strategies further strengthens our competitive standing. With our recently acquired subsidiary Evoke, CSI is well positioned to support the increasing industry emphasis on data quality and the use of automation to reduce the costs associated with data warehouse and business intelligence projects, data migrations and conversions, as well as packaged application implementations such as Enterprise Resource Planning (ERP), Customer Relationship Management
(CRM) and Supply Chain Management (SCM) by leveraging the automation and validation gained by the use of data profiling technology.

RECENT FINANCINGS

      In May 2004, pursuant to the complete conversion of an unsecured convertible line of credit note issued in October 2003, the participating investor received 16,666,666 shares of our common stock, plus interest paid in cash. Further in May 2004, we raised an additional $2.0 million pursuant to a new five-year unsecured promissory note with the same investor. In June 2004, we replaced the May 2004 note by issuing a five-year $2.0 million unsecured convertible line of credit note with the same investor. The note accrues interest at an annual rate of 7%, and the conversion price of the shares of common stock issuable under the note is equal to $0.105 per share. The conversion price on the October 2003 note was adjusted to a fixed conversion price of $0.105 per share on September 1, 2004, and 2,380,953 additional shares of common stock were issued to the participating investor. In addition, such investor received a warrant to purchase 4,166,666 shares of our common stock, which has an exercise price of $0.105 per share. This warrant expires in June 2009.

      In August 2004, we replaced our $3,000,000 line of credit with North Fork Bank with a revolving line of credit with Laurus Master Fund, Ltd. ("Laurus"), whereby we will have the ability to borrow up to $6,000,000 based upon eligible accounts receivable. This revolving line, effectuated through a $2,000,000 convertible minimum borrowing note and a $4,000,000 revolving note, provides for advances at an advance rate of 90% against eligible accounts receivable, with an annual interest rate of prime rate (as reported in the Wall Street Journal) plus 1%, and maturing in three years. The interest rate on these notes will be decreased by 1.0% for every 25% increase in our stock price above the fixed conversion price prior to an effective registration statement and 2.0%
thereafter up to a minimum of 0.0%. This line of credit is secured by substantially all the corporate assets. Both the $2,000,000 convertible minimum borrowing note and the $4,000,000 revolving note provide for conversion at the option of the holder of the amounts outstanding into our common stock at a fixed conversion price of $0.14 per share. In the event that we issue stock or derivatives convertible into our stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation. Additionally, in exchange for a secured convertible term note bearing interest at prime rate (as reported in the Wall Street Journal) plus 1%, Laurus has made available to us an additional $5,000,000 to be used for acquisitions. This note is convertible into our common stock at a fixed conversion price of $0.14 per share. In the event that we issue our stock or derivatives convertible into our stock for a price less than the fixed conversion price, then the fixed conversion price is reset to the lower price. This note matures in three years. The proceeds of this loan are restricted for use for approved acquisition targets identified by us that are approved by Laurus. A portion of Laurus's revolving line of credit were used to pay off all outstanding borrowings from North Fork Bank. We issued Laurus a common stock purchase warrant that provides Laurus with the right to purchase 12,000,000 shares of our common stock. The exercise price for the first 6,000,000 shares acquired under the warrant is $0.29 per share, the exercise price for the next 3,000,000 shares acquired under the warrant is $0.31 per share, and the exercise price for the final 3,000,000 shares acquired under the warrant is $0.35 per share. The common stock purchase warrant expires on August 15, 2011. We paid $749,000 in brokerage and transaction closing related costs. These costs were deducted from the $5,000,000 restricted cash balance being provided to us by Laurus.

      In September 2004, we issued to Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, "Sands") three subordinated secured convertible promissory notes equaling $1,000,000 (the "Notes"), each with an annual interest rate of 8% expiring September 22, 2005. The Notes are secured by substantially all corporate assets, subordinate to Laurus. The Notes are convertible into shares of our common stock at the election of Sands at any time following the consummation of a convertible debt or equity financing with gross proceeds of $5 million or greater to us (a "Qualified Financing"). The conversion price of the shares of our common stock issuable upon conversion of the Notes shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to convert the Notes at a fixed conversion price of $0.14 per share. In the event that we issue stock or derivatives convertible into our stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation. We also issued Sands three common stock purchase warrants (the "Warrants") providing Sands with the right to purchase 6,000,000 shares of our common stock. The exercise price of the shares of our common stock issuable upon exercise of the Warrants shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to exercise the Warrants at a fixed conversion price of $0.14 per share. The latest that the Warrants may expire is September 8, 2008. Finally, we engaged Sands Brothers International Limited as our non-exclusive financial advisor at $6,000 per month for a period of one year.

CLIENTS

      For more than 14 years, we have helped our clients develop strategies and implement technology solutions to help them leverage corporate information.

      Our clients are primarily in the financial services, pharmaceutical, healthcare and telecommunications industries and are primarily located in the northeastern United States. During the six month period ended June 30, 2004, five of our clients accounted for approximately 52% of total revenues. During the six month period ended June 30, 2003, four of our clients accounted collectively for approximately 55% of total revenues. For the year ended December 31, 2003, two of our clients accounted collectively for approximately 43% of our total revenues. During the fiscal year ended December 31, 2002, two of our clients accounted collectively for approximately 59% of our total revenues. As we continue to pursue and consummate acquisitions, our dependence on these customers should be less significant. We do not have long-term contracts with any of these customers. The loss of any of our largest customers could have a material adverse effect on our business.

MARKETING

      We currently market our services through our Director of Marketing and Corporate Communications, investors relations firm and public relations firm, and our sales force comprised of 10 employees, and we also receive new business through client referrals. We are planning to engage an investor relations firm, as well as an advertising and public relations firm, in order to expand our brand awareness, and are further engaging, or expect to engage, in the following sales related programs and activities:

      o Web Site Promotion: Our website (www.csiwhq.com) has recently been reformatted to reflect our vision and business plan. We will be currently promoting our website through various internet search engines.

      o Trade Show Participation: We expect that exposure in trade shows should further solidify our position in our industry. In the proper setting, the trade show can be viewed as a mobile mini-showroom concept to demonstrate our services. We enrolled as a Gold Level Sponsor for the Digital Consulting Institute (DCI) Customer
            Relationship Management Conference and Technology Showcase in New York in May 2004, and we are currently enrolled as Gold Level Sponsor for DCI's Business Intelligence and Data Warehouse Conference in Boston in September 2004.

      o Seminars with Vendors: We expect that joint seminars with leading software vendors should also stimulate new business lead generations. We also expect to enhance our perception as an expert in individual product areas.

      o Vendor Relations: We are identifying key vendor relationships. With the ability to leverage CSI's fourteen year history, we intend to continue to forge and maintain relationships with technical, service and industry vendors.

      o Expanded Direct Sales Activities: We are developing a campaign for our sales personnel that will include lead generation, cross selling and up-selling.

PROTECTION AGAINST DISCLOSURE OF CLIENT INFORMATION

      As our core business relates to the storage and use of client information, which is often confidential, we have implemented policies to prevent client information from being disclosed to unauthorized parties or used inappropriately. Our employee handbook, which every employee receives and signs an acknowledgement of, mandates that it is strictly prohibited for employees to disclose client information to third parties. Our handbook further mandates that disciplinary action be taken against those who violate such policy, including possible termination. Our outside consultants sign non-disclosure agreements prohibiting disclosure of client information to third parties, among other things, and we perform background checks on employees and outside consultants.

INTELLECTUAL PROPERTY

      Our trademark registration applications for the marks "TECH SMART BUSINESS WISE", "QUALITY MANAGEMENT OFFICE" AND "QMO" are presently pending before the United States Patent and Trademark Office. Further, we have over 30 domestic and foreign trademarks relating to Evoke Software Corporation and its products. We use non-disclosure agreements with our employees, independent contractors and clients to protect information which we believe are proprietary or constitute trade secrets.

COMPETITION

      To our knowledge, there are no publicly-traded competitors that focus solely on data warehousing and business intelligence consulting and strategy. However, we have numerous competitors in the general marketplace, including data warehouse and business intelligence practices within large international, national and regional consulting and implementation firms, as well as smaller boutique technology firms. Many of our competitors are large companies that have substantially greater market presence, longer operating histories, more significant client bases, and financial, technical, facilities, marketing, capital and other resources than we have. We believe that we compete with these firms on the basis of the quality of its services, industry reputation and price. We believe our competitors include firms such as:

      o     Accenture,

      o     Cap Gemini Ernst & Young,

      o     IBM Global Services,

      o     Keane,

      o     Bearing Point, and

      o     Answerthink.

EMPLOYEES

      As of June 30, 2004, we had 39 outside consultants, 101 consultants on the payroll and 65 non-consultant employees. Outside consultants not on the payroll represent corporations with which we have long standing relationships. None of our employees are represented by a labor union or subject to a collective bargaining agreement. We have never experienced a work stoppage and we believe that our relations with employees are good.

LEGAL PROCEEDINGS

      On June 29, 2004, Viant Capital LLC commenced legal action against us in the United States District Court for the Southern District of New York. Through an agreement with Viant, Viant had the exclusive right to obtain private equity transactions on our behalf from February 18 to May 17, 2004. Viant alleges that it is owed a fee of approximately $450,000 relating to our loan from a private investor in May 2004. Management believes that this loan does not qualify as a private equity transaction and we intend to vigorously defend this action. As of September 27, 2004, there have been no material developments in the suit. The Company has estimated the probable loss related to this suit to be the agreed upon contract signing fee of $75,000 and has recorded a liability for this amount.


DESCRIPTION OF PROPERTY

      The Company's corporate headquarters are located at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936, where it operates under an amended lease agreement expiring December 31, 2010. Our monthly rent with respect to our East Hanover, New Jersey facility is $24,965. In addition to minimum rentals, the Company is liable for its proportionate share of real estate taxes and operating expenses, as defined. DeLeeuw Associates, LLC has an office at Suite 1460, Charlotte Plaza, 201 South College Street, Charlotte, North Carolina 28244.
DeLeeuw leases this space which has a stated expiration date of December 31, 2005. Our monthly rent with respect to our Charlotte, North Carolina facility is $2,831.

      Evoke leases offices in the following locations: Riata Corporate Park Building VII, 12357-III Riata Trace Parkway, Austin, Texas; 1900 13th Street, Boulder, Colorado; and Am Soldnermoos 17, D-85399 Hallbergmoos, Germany. The expiration dates for these leases are July 2006, July 2006 and May 2005. Monthly rentals for these offices are $22,872, $5,284 and $2,000, respectively.

      Rent expense, including automobile rentals, totaled approximately $1,152,000 and $1,239,000 in 2003 and 2002, respectively. The Company is committed under several operating leases for automobiles that expire during 2007.

      See Notes 8 and 13 to Consolidated Financial Statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

RESULTS OF OPERATIONS

      THE FOLLOWING TABLE SETS FORTH CERTAIN STATEMENT OF OPERATIONS DATA FOR THE PERIODS INDICATED EXPRESSED AS A PERCENTAGE OF TOTAL REVENUES:


                                                 YEARS ENDED              SIX MONTHS
                                                 DECEMBER 31,            ENDED JUNE 30
                                            --------------------   -----------------------
                                               2002       2003        2003         2004
                                            --------------------   -----------------------
                                            (Restated)             (Unaudited)  (Unaudited)
  REVENUE                                       100.0%     100.0%       100.0%       100.0%
  COST OF SERVICES                               65.7       71.5         71.6         69.8
                                            --------------------   -----------------------
  GROSS PROFIT                                   34.3       28.5         28.4         30.2
                                            --------------------   -----------------------
  OPERATING EXPENSES
    Selling and marketing                         6.7       10.8          8.8         11.1
    General and administrative                   21.9       18.8         16.7         26.9
    Depreciation and amortization                 0.9        1.5          1.3          0.8
                                            --------------------   -----------------------
                                                 29.5       31.1         26.8         38.8
                                            --------------------   -----------------------
  INCOME (LOSS) FROM OPERATIONS                   4.8       (2.6)         1.6         (8.6)
                                            --------------------   -----------------------
  OTHER INCOME (EXPENSE)
    Equity in losses from investments              --         --           --         (0.1)
    Other income                                   --         --           --          0.1
    Interest income                               0.0        0.0           --          0.0
    Interest expense                             (0.9)      (0.9)        (1.2)        (1.2)
                                            --------------------   -----------------------
                                                 (0.9)      (0.9)        (1.2)        (1.2)
                                            --------------------   -----------------------
    INCOME (LOSS) BEFORE TAXES                    3.9       (3.5)         0.4         (9.8)
                                            --------------------   -----------------------
  INCOME TAXES (BENEFIT)
    Current                                       0.6         --           --           --
    Deferred                                     (0.5)      (1.3)          --         (3.9)
                                            --------------------   -----------------------
                                                  0.1       (1.3)          --         (3.9)
                                            --------------------   -----------------------
  NET INCOME (LOSS)                               3.8       (2.2)         0.4         (5.9)
                                            --------------------   -----------------------
  UNSECURED CONVERTIBLE LINE OF CREDIT
    BENEFICIAL CONVERSION FEATURE                  --         --           --          5.7

NET INCOME (LOSS) ATTRIBUTABLE TO           --------------------   -----------------------
    COMMON STOCKHOLDERS                           3.8%      (2.2)%        0.4%       (11.6)%
                                            ====================   =======================
  PRO FORMA DATA:
    Income before income taxes (benefit)           --%        --%         0.4%          --%
    Income taxes (benefit)                         --         --          0.2           --
                                            --------------------   -----------------------
    Net Income (loss)                              --%        --%         0.2%          --%
                                            ====================   =======================


SIX MONTHS ENDED JUNE 30, 2004 AND 2003

      Revenue. Our revenues are primarily comprised of billings to clients for consulting hours worked on client projects. Revenues for six months ended June 30, 2004 were $11.8 million, an increase of 65.9% over the six months ended June 30, 2003. This increase was primarily attributable to project design and infrastructure projects obtained in the fourth quarter of 2003 that are still ongoing, the acquisition of several new clients, business attributed to DeLeeuw Associates, LLC during 2004, and a general increase in consulting business as the overall demand for IT services improved.

      Cost of services. Cost of services primarily includes payroll and benefits costs for our consultants. Cost of services was $8.2 million, or 69.8% of revenue for the six months ended June 30, 2004, compared to $5.1 million, or 71.6% of revenue for the six months ended June 30, 2003. The increase in absolute dollars resulted primarily from costs related to consultants on project design and infrastructure projects, the acquisition of DeLeeuw Associates, Inc. in March 2004, and additional consultants hired to staff projects for the new clients that we obtained. Cost of services declined as a percentage of revenue due to a shift in the mix of business to higher level projects that have increased hourly billing rates, and higher gross margin percentages associated with them.

      Selling and marketing. Selling and marketing expenses include payroll, employee benefits and other headcount-related costs associated with sales and marketing personnel and advertising, promotions, tradeshows, seminars and other programs. Selling and marketing expenses were $1.3 million, or 11.1% of revenue, for the six months ended June 30, 2004, compared to $0.6 million, or 8.8% of revenue, for the six months ended June 30, 2003. Selling and marketing costs increased in absolute dollars primarily due to increased payroll and related costs associated with the increased headcount in our sales force. We have hired additional salespeople as part of our strategy to gain new clients and increase our revenue.

      General and administrative. General and administrative costs include payroll, employee benefits and other headcount-related costs associated with the finance, legal, facilities, certain human resources and other administrative headcount, and legal and other professional and administrative fees. General and administrative costs were $3.2 million, or 26.9% of revenue, for the six months ended June 30, 2004, compared to $1.2 million, or 16.7% of revenue, for the six months ended June 30, 2003. General and administrative costs primarily increased due to increased headcount resulting from the acquisition of DeLeeuw Associates, Inc., increased salaries paid to our officers due to hiring a chief financial officer during the fourth quarter of 2003 and increasing the salaries of our other company officers to compensate them competitively with other public companies our size. We also increased general and administrative headcount in the first quarter to support the increased size of the business which increased overall salary expense, incurred increased legal and accounting fees associated with becoming a public company and higher insurance premiums due to the growth of the Company.

      Depreciation and amortization. Depreciation expense is recorded on our property and equipment which is generally depreciated over a period between three to seven years. Amortization is recorded for acquired intangible assets that have a finite useful life and for financing costs. Amortization of acquired intangible assets that have a finite useful life is recorded over the estimated useful life of the asset. Financing costs are amortized over the life of the related loans. Depreciation and amortization expenses were $0.1 million for the six months ended June 30, 2004, compared to $0.1 million for the six months ended June 30, 2003.

      Other income (expense). We incur interest expense on loans from financial institutions, from capital lease obligations related to the acquisition of equipment used in our business, and on the outstanding convertible line of credit notes. Amortization of the deferred financing costs is also recorded as interest expense. Interest expense recorded was $0.1 million for the six months ended June 30, 2004, compared to $0.1 million for the six months ended June 30, 2003. We earn interest income on deposits with our financial institution. Interest income for the six month period ended June 30, 2004 was $1,900, compared to zero for the six month period in the prior year. We recorded equity income in our investment in DeLeeuw, Turkey of $7,700 for the six months ended June 30, 2004, and an equity loss in our investment in LEC of $23,700 for the six months ended June 30, 2004.

      Income taxes. An income tax benefit of $0.5 million was recorded for the six months ended June 30, 2004. This benefit was computed by multiplying our net loss by our estimated effective tax rate of 40%. No income tax expense or benefit was recorded in the prior year as the Company was an "S" Corporation through September 30, 2003. Pro forma income taxes for the comparable six month period in the prior year would have been an income tax provision of $12,000 using the effective tax rate of 40%.

YEARS ENDED DECEMBER 31, 2003 AND 2002

      Revenue. For the year ended December 31, 2003, revenues decreased by $1,800,000 from $16,200,000 for the year ended December 31, 2002 to $14,400,000 for the year ended December 31, 2003. Our revenues decreased by $4,400,000 with an offsetting increase of $2,600,000 from those accounts acquired pursuant to our acquisition of Scosys, Inc. The decrease was attributable primarily to the soft market in information technology consulting services that existed in 2003, generally.

      Gross profit. Our gross profit percentage decreased to 28.5% of revenues for the year ended December 31, 2003 from 34.3% for the year ended December 31, 2002. The decrease in gross profit percentage was due to a combination of higher personnel costs and lower rates realized for billable consultants as a result of the softer market. We expect that the gross profit margins will rise in future quarters, as we begin to hire consultants on payroll, which we anticipate will translate into higher margins.

      Selling and marketing expenses. Selling and marketing expenses increased $458,000 or 42% to $1,553,000 for the year ended December 31, 2003, and increased as a percentage of revenue from 6.7% to 10.8%, respectively. The increase in selling and marketing expenses was related primarily to our strategic decision to capitalize on the projected upturn in information technology consulting services. We hired a seasoned Vice President of Sales and additional experienced sales executives. These expenses had the effect of increasing sales salaries and commissions by $302,000 for the year ended December 31, 2003 compared with the year ended December 31, 2002. Accordingly, sales travel and entertainment, benefits and payroll taxes increased by $103,000.

      General and administrative expenses. General and administrative expenses decreased by 23.9% or $847,000, to $2,702,000 for the year ended December 31, 2003, from $3,549,000 for the year ended December 31, 2002, and decreased as a percentage of revenue to 18.8% from 21.8%, respectively. The decrease in general and administrative expenses was related primarily to the reduction of in-house developers salaries totaling $997,000. The reduction represents a combination of developers that were terminated as part of a cost cutting movement and the change in status of our in house development manager in 2002 (non-billable status) to an on site customer project in 2003 (billable status). In connection with the Scosys, Inc. acquisition, we incurred $159,000 in additional salaries to support the acquisition. The reduction of rent expense by $106,000 was another factor. We were able to negotiate a temporary reduction in rent as space requirements diminished as a result of the termination of in-house developers.

      Depreciation and amortization. Depreciation and amortization expenses increased by $64,000 for the fiscal year ended December 31, 2003, compared to the same period in 2002. Depreciation is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. The increase in amortization expense is attributable to the increase in identifiable intangibles from the acquisition of Scosys, Inc.

      Interest expense. We incurred $136,000 and $139,000 in interest expense during the fiscal years ended December 31, 2003 and 2002, respectively, related primarily to borrowings under our line of credit. Borrowings under the line of credit were used to fund operating activities, to make payments under the obligation in connection with the Scosys acquisition and for distributions to stockholders. The decrease in interest expense reflects the increased average outstanding borrowings and at a lower variable rate of interest charged in 2003.

LIQUIDITY AND CAPITAL RESOURCES

      Cash totaled $0.6 million as of June 30, 2004 compared to $0.4 million as of December 31, 2003. Our cash balance is primarily derived from customer remittances, bank borrowings, equity and debt financing, and cash obtained from acquired businesses, and is used for general working capital needs. We had $83,000 on deposit with a financial institution as collateral for a letter of credit and have classified this as restricted cash on our consolidated balance sheet.

      Cash used by operations during the years ended December 31, 2002 and 2003 and the six months ended June 30, 2003 and 2004 was $52,000, $0.5 million, $0.4 million and $1.3 million, respectively. Net cash used by operations for the six months ended June 30, 2004 of $1.3 million increased by $0.9 million from $0.4 million for the six months ended June 30, 2003. This increase in cash usage was primarily due to a $0.5 million increase in accounts receivable, the $0.7 million net loss and a $0.5 million deferred tax benefit increase, partially offset by a $0.6 million increase in accounts payable and accrued expenses. Net cash used for the year ended December 31, 2003 of $0.5 million increased by $0.5 million from $52,000 for the year ended December 31, 2002. This increase in cash usage was due to a $0.1 million increase in accounts receivable, a $0.1 million increase in the deferred tax benefit, and a $0.3 million net loss. Non-cash expenses included depreciation, amortization, and the allowance for doubtful accounts.

      Cash provided by (used in) investing activities consists primarily of investments in acquired companies, equity investments in companies, and purchases of property and equipment. Net cash provided by investing activities was $0.1 million during the year ended December 31, 2002 and net cash used in investing activities was $0.1 million, $19,000, and $1.8 million for the year ended December 31, 2003 and the six months ended June 30, 2003 and 2004, respectively. Net cash used for the six months ended June 30, 2004 of $1.8 million increased by $1.8 million from $19,000 for the six months ended June 30, 2003. This increase was due to net investments of $1.6 million for the acquisitions of DeLeeuw and Evoke and the equity investment in LEC and a $0.2 million investment in property and equipment. Net cash provided by investing activities for the year ended December 31, 2002 of $0.1 million was due to a collection of a $0.2 million note receivable.

      Cash provided by financing activities consists primarily of borrowings under line of credit facilities, issuances of debt instruments, issuances of equity instruments, and repayments of debt. Cash used in financing activities was $0.1 million for the year ended December 31, 2002 and cash provided by financing activities was $1.0 million, $0.4 million, and $3.3 million for the year ended December 31, 2003 and the six months ended June 30, 2003 and 2004, respectively. Net cash provided by financing activities for the six months ended June 30, 2004 of $3.3 million increased by $2.9 million from $0.4 million for the six months ended June 30, 2003. This increase was primarily due to the issuance of $4.0 million in convertible line of credit notes, partially offset by $0.4 million of increased principal payments on long-term debt as compared to the prior year period.

      In February 2004, we obtained $2.0 million in financing pursuant to an October 2003 unsecured convertible line of credit note. In May 2004, pursuant to the complete conversion of this unsecured convertible line of credit note, the participating investor received 16,666,666 shares of our common stock, plus interest. Further in May 2004, we raised an additional $2.0 million pursuant to a new five-year unsecured promissory note with the same investor. In June 2004, we replaced the May 2004 note by issuing a five-year $2.0 million unsecured convertible line of credit note with the same investor. The note accrues at an annual interest rate of 7%, and the conversion price of the shares of common stock issuable under the note is equal to $0.105 per share. In addition, such investor received a warrant to purchase 4,166,666 shares of our common stock at an exercise price of $0.105 per share. This warrant expires in June 2009.

      In March 2004, all outstanding amounts under our previous line of credit and notes payable agreements with Fleet Bank, totaling $2.3 million, were repaid and $2.5 million was borrowed from a new $3.0 million line of credit with North Fork Bank (formerly TrustCompany Bank). The terms of this note with North Fork Bank provided for interest accruing on advances at seven eighths of one percent (7/8%) over the institution's prime rate. The line of credit agreement with North Fork Bank contained both financial and non-financial covenants.

      In August 2004, the Company replaced its $3.0 million line of credit with North Fork Bank with a revolving line of credit with Laurus Master Fund, Ltd. ("Laurus"), whereby the Company will have access to borrow up to $6.0 million based upon eligible accounts receivable. This revolving line, effectuated through a $2.0 million convertible minimum borrowing note and a $4.0 million revolving note, provides for advances at an advance rate of 90% against eligible accounts receivable, with an annual interest rate of prime rate (as reported in the Wall Street Journal) plus 1%, and maturing in three years. These notes will be decreased by 1.0% for every 25% increase above the fixed conversion price prior to an effective registration statement and 2.0% thereafter up to a minimum of 0.0%. This line of credit is secured by substantially all the corporate assets. Both the $2.0 million convertible minimum borrowing note and the $4.0 million revolving note provide for conversion at the option of the holder of the amounts outstanding into the Company's common stock at a fixed conversion price of $0.14 per share. In the event that the Company issues Company stock or derivatives convertible into Company stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation. Additionally, in exchange for a secured convertible term note bearing interest at prime rate (as reported in the Wall Street Journal) plus 1%, Laurus has made available to the Company an additional $5.0 million to be used for acquisitions. This note is convertible into Company common stock at a fixed conversion price of $0.14 per share. In the event that the Company issues Company stock or derivatives convertible into Company stock for a price less the fixed conversion price, then the fixed conversion price is reset to the lower price. This note matures in three years. This cash will be restricted for use until approved acquisition targets identified by the Company are approved by Laurus. A portion of Laurus's revolving line of credit will be used to pay off all outstanding borrowings from North Fork Bank. The Company issued Laurus a common stock purchase warrant that provides Laurus with the right to purchase 12.0 million shares of the Company's common stock. The exercise price for the first 6.0 million shares acquired under the warrant is $0.29 per share, the exercise price for the next 3.0 million shares acquired under the warrant is $0.31 per share, and the exercise price for the final 3.0 million shares acquired under the warrant is $0.35 per share. The common stock purchase warrant expires on August 16, 2011. The Company paid $0.75 million in brokerage and transaction closing related costs. These costs were deducted from the $5.0 million restricted cash balance provided to the Company by Laurus.

      In September 2004, we issued to Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, "Sands") three subordinated secured convertible promissory notes equaling $1,000,000 (the "Notes"), each with an annual interest rate of 8% expiring September 22, 2005. The Notes are secured by substantially all corporate assets, subordinate to Laurus. The Notes are convertible into shares of our common stock at the election of Sands at any time following the consummation of a convertible debt or equity financing with gross proceeds of $5 million or greater to us (a "Qualified Financing"). The conversion price of the shares of our common stock issuable upon conversion of the Notes shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to convert the Notes at a fixed conversion price of $0.14 per share. In the event that we issue stock or derivatives convertible into our stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation. We also issued Sands three common stock purchase warrants (the "Warrants") providing Sands with the right to purchase 6,000,000 shares of our common stock. The exercise price of the shares of our common stock issuable upon exercise of the Warrants shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to exercise the Warrants at a fixed conversion price of $0.14 per share. The latest that the Warrants may expire is September 8, 2008. Finally, we engaged Sands Brothers International Limited as our non-exclusive financial advisor at $6,000 per month for a period of one year.

      We believe existing cash, borrowing capacity under the line of credit or alternative financing sources, and funds generated from operations should be sufficient to meet operating requirements over the upcoming twelve month period. We may raise additional funds through debt or equity transactions in order to fund expansion, to develop new or enhanced products and services, to respond to competitive pressures, or to acquire complementary businesses or technologies. There is no assurance, however, that additional financing will be available, or if available, will be available on acceptable terms. Any decision or ability to obtain additional financing through debt or equity investment will depend on various factors, including, among others, revenues, financial market conditions, strategic acquisition and investment opportunities, and developments in the Company's markets. The sale of additional equity securities or future conversion of convertible debt would result in additional dilution to the Company's stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

      REVENUE RECOGNITION

      Revenue from consulting and professional services is recognized at the time the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured. Revenues for large services projects are recognized using the percentage of completion method for long-term construction type contracts where costs to complete the contract could reasonably be estimated. Revenues recognized in excess of billings are recorded as costs in excess of billings. Billings in excess of revenues recognized are recorded as deferred revenues until revenue recognition criteria are met. Reimbursements, including those relating to travel and other out-of-pocket expenses, are included in revenues, and an equivalent amount of reimbursable expenses are included in cost of services.

      ACCOUNTS RECEIVABLE

      The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable  and  adjusts  the  allowance  for  doubtful  accounts,  when  deemed necessary, based upon its history of past write-offs and collections, contractual terms and current credit conditions.

      AMORTIZATION

      The Company amortizes deferred financing costs utilizing the effective interest method over the term of the related debt instrument. Acquired customer lists and contracts are amortized over an estimated useful life of five years. Acquired software is amortized on a straight-line basis over an estimated useful life of five years. Acquired customer contracts are amortized over an estimated useful life of six years.

      GOODWILL AND INTANGIBLE ASSETS

      Goodwill represents the amounts paid in connection with a settlement agreement with the Elligent Consulting Group to re-acquire the ownership rights to the Company in 1998 and in connection with the acquisitions of Scosys, DeLeeuw and Evoke. Additionally, as part of the Scosys, DeLeeuw and Evoke acquisitions, the Company acquired intangible assets. FASB Statement 142 was adopted as of January 1, 2002 for all goodwill recognized in the Company's balance sheet as of December 31, 2001. This statement changed the accounting for goodwill from an amortization method to an impairment-only approach, and introduced a new model for determining impairment charges.

      Goodwill and intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist, or at least annually. The Company assesses the recoverability of its assets, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," comparing projected undiscounted cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The Company's goodwill and intangible assets were evaluated and deemed not to be impaired at December 31, 2003. There have been no events or circumstances that would indicate that there has been any impairment during the six months ended June 30, 2004.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers, based upon factors surrounding their credit risk, establishes an allowance for doubtful accounts, and as a consequence believes that its accounts receivable credit risk exposure beyond such allowances is limited. At June 30, 2004, five customers comprised approximately 46% of the Company's accounts receivable balance.

      INCOME TAXES

      The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

      On January 1, 2001, CSI elected to be an "S" Corporation, whereby the stockholders account for their share of CSI's earnings, losses, deductions and credits on their federal and various state income tax returns. CSI is subject to New York City and various state income taxes. On September 30, 2003, CSI's "S" Corporation status was revoked in connection with the conversion of convertible subordinated debt into shares of common stock.

      For informational purposes, the accompanying statements of operations include an unaudited pro-forma adjustment for income taxes which would have been recorded if CSI had not been an "S" Corporation.

      OFF-BALANCE SHEET ARRANGEMENTS

      We  do  not  have  any  transactions,   agreements  or  other  contractual
arrangements that constitute off-balance sheet arrangements.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

      For the ten months ended December 31, 2003, we changed our independent auditor and certifying accountant to Ehrenkrantz Sterling & Co. LLC ("Ehrenkrantz"). Prior thereto, we had engaged Eisner LLP as our independent auditor and certifying accountant. There have been no disagreements with Eisner LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Eisner LLP would have caused them to make reference thereto in their report.

      On June 1, 2004, Ehrenkrantz merged with the firm of Friedman Alpren & Green LLP. The new entity, Friedman LLP ("Friedman"), was retained by us, and our Board of Directors approved this decision on June 7, 2004. For the period since Ehrenkrantz's appointment through June 7, 2004, there have been no disagreements with Ehrenkrantz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ehrenkrantz would have caused them to make reference thereto in their report. In addition, for the period since Ehrenkrantz's appointment through June 7, 2004, we did not consult with Friedman regarding any matter that was the subject of a "disagreement" with Ehrenkrantz, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or with regard to any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as such consultations as may have been made with former employees of Ehrenkrantz who are now employees of Friedman.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the offering of common stock for sale by the selling stockholders. However, we will receive proceeds, to be used for working capital purposes, upon the exercise of warrants held by certain selling stockholders.

                              SELLING STOCKHOLDERS

      This prospectus relates to the offering for resale of 565,657,157 shares of our common stock by certain selling stockholders who received shares in both LCS and CSI in private financing transactions and acquisitions. The following table and notes set forth, the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with CSI or with any of our predecessors or affiliates, the amount and percentage of shares of our common stock that are beneficially owned by such stockholder, the amount to be offered for the stockholder's account and the amount and percentage to be owned by such stockholder upon completion of the offering.

      The following table sets forth each stockholder who is offering shares of our common stock for sale under this prospectus, any position, office or other material relationship which such selling stockholder has had with us within the past three years, the amount of shares owned by such stockholder prior to this offering, the amount to be offered for such stockholder's account, the amount of be owned by such stockholders following completion of the offering and (if one percent or more) the percentage of the class to be owned by such stockholder after the offering is complete. The prior-to-offering figures are as of September 27, 2004. All share numbers are based on information that these stockholders supplied to us. The table assumes that each stockholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Stockholders are not required to sell their shares. Beneficial ownership is determined in accordance with SEC rules and regulations and includes voting or investment power with respect to the securities.

      The percentage interset of each selling stockholder is based on the beneficial ownership of such selling stockholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to such selling stockholder (but not any other selling stockholder) when converting notes, exercising warrants or other rights in the future.


                                                 NUMBER OF SHARES
                                                 OF COMMON STOCK,    NUMBER OF
                                                   NOT INCLUDING      SHARES     TOTAL NUMBER OF                    PERCENTAGE OF
                                                     WARRANTS,     REPRESENTEDY  SHARES OF COMMON    COMMON STOCK   COMMON STOCK
                                POSITION, OFFICE   BENEFICIALLY    BY WARRANTS        STOCK          BENEFICIALLY   BENEFICIALLY
                               OR OTHER MATERIAL  OWNED PRIOR TO   BENEFICIALLY    BENEFICIALLY    OWNED AFTER THE OWNED AFTER TO
      SELLING STOCKHOLDER         RELATIONSHIP    THE OFFERING(1)    OWNED (1)       OWNED (1)          OFFERING     THE OFFERING
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
                                                      NUMBER                                            NUMBER       PERCENTAGE
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Mathew and Kyle Szulik         None                    23,035,714                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Jermar Corp.                   None                    22,526,190                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Redec & Associates LLC         None                    17,750,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Trust FBO Claire S. Adelson    None                     5,666,666                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Lawrence D. Share              None                     9,666,667                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Richard and Stacey Adelson     None                     2,561,904                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Alisa Farber Revocable Trust   None                     1,000,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Edward and Nancy McSorley      None                     4,047,619                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Ronald Kertes                  None                     1,666,668                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Andrew Holder                  None                       971,429                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Steven and Wendi Levitt        None                       714,286                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Ardmore Blouses                None                       485,714                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Patricia A. DeSalvo-Cavelius   None                       485,714                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
David Horowitz                 None                       219,048                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Hare & Co.                     None                                   4,166,666             _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------


                                                 NUMBER OF SHARES
                                                 OF COMMON STOCK,    NUMBER OF
                                                   NOT INCLUDING      SHARES     TOTAL NUMBER OF                    PERCENTAGE OF
                                                     WARRANTS,     REPRESENTEDY  SHARES OF COMMON    COMMON STOCK   COMMON STOCK
                                POSITION, OFFICE   BENEFICIALLY    BY WARRANTS        STOCK          BENEFICIALLY   BENEFICIALLY
                               OR OTHER MATERIAL  OWNED PRIOR TO   BENEFICIALLY    BENEFICIALLY    OWNED AFTER THE OWNED AFTER TO
      SELLING STOCKHOLDER         RELATIONSHIP    THE OFFERING(1)    OWNED (1)       OWNED (1)          OFFERING     THE OFFERING
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
                                                      NUMBER                                            NUMBER       PERCENTAGE
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Michael D. Mitchell, MD        None                    18,154,824                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Robert E. Morris               None                     1,100,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Alex Bruni                     None                     1,000,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Gene R. Kazlow, Esq.           None                       500,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Janet M. Portelly              None                       500,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Lawrence J. Slavin             None                       200,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Roger Jones                    None                       125,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
J.T. Shulman & Company, P.C.   None                       100,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Traffix, Inc.                  None                       250,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
WHRT I Corp.                   None                    72,543,956                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
John Giglio                    None                       659,341                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Donald Townsend                None                       961,538                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Lacy Edwards                   None                     1,785,714                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Andy Galewsky                  None                        55,500                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Lee Pointer                    None                        55,500                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Jeff Millman                   None                        55,500                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Steve McWhirter                None                        39,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Richard Hasting                None                        39,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Sterling Runion                None                        39,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Terry Manning                  None                        39,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Tim Leslie                     None                        39,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Kimberly Livingston            None                        39,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Chris Buckley                  None                        28,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Isabelle Knight                None                        28,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Eckhard Bogner                 None                        28,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Alan Brignall                  None                        28,000                           _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Scott Newman                   President, Chief       150,050,000                           _____                0               __%
                               Executive Officer
                               and Chairman
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Glenn Peipert                  Executive Vice          75,000,000                           _____                0               __%
                               President, Chief
                               Operating Officer
                               and Director
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Robert C. DeLeeuw              Senior Vice             40,000,000                           _____                0               __%
                               President
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Laurus Master Fund, Ltd.       None                    82,107,141    12,000,000             _____            _____               __%
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Sands Brothers Venture Capital None                       357,143       300,000             _____            _____               __%
LLC
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Sands Brothers Venture Capital None                     6,071,429      5,100,00             _____            _____               __%
III LLC
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
Sands Brothers Venture Capital None                       714,286       600,000             _____            _____               __%
IV LLC
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------
TOTAL                                                 543,490,491    22,166,666
------------------------------ ----------------- ---------------- ------------- ----------------- ---------------- ----------------

*     Less than 1%

(1) Consists (as applicable) of shares of common stock that may be acquired upon the conversion of outstanding notes and exercise of warrants.

      Because the selling stockholders may, under this prospectus, sell all or some portion of their common stock, only an estimate can be given as to the amount of common stock that will be held by the selling stockholders upon completion of the offering. In addition, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their common stock after the date on which they provided information regarding their stockholdings.

                              PLAN OF DISTRIBUTION

      Selling stockholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      o block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o an over-the-counter distribution in accordance with the rules of the NASDAQ National Market;

      o     in privately negotiated transactions; and,

      o     in options transactions.

      To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

      In  offering  the  securities  covered  by this  prospectus,  the  selling
stockholders  and  any   broker-dealers   who  execute  sales  for  the  selling
stockholders may be treated as "underwriters" within the meaning of the Securities Act in connection with sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions.

      The selling stockholders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 (Exchange
Act). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. We have informed the selling stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

      We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

      At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following table sets forth the names and ages our current directors and executive officers, the principal offices and positions with us held by each person and the date such person became a director or executive officer. Our Board of Directors elects our executive officers annually. Each year the stockholders elect the members of our Board of Directors.

      Our directors and executive officers are as follows:

                     YEAR FIRST ELECTED AS
NAME                 AN OFFICER OR DIRECTOR   AGE    POSITION(S) HELD
-------------------- ----------------------- ------- --------------------------
Scott Newman                  2004             45    President, Chief Executive
                                                     Officer and Chairman
-------------------- ----------------------- ------- --------------------------
Glenn Peipert                 2004             42    Executive Vice President,
                                                     Chief Operating
                                                     Officer and Director
-------------------- ----------------------- ------- --------------------------
Mitchell Peipert              2004             45    Vice President, Chief
                                                     Financial Officer,
                                                     Secretary and Treasurer
-------------------- ----------------------- ------- --------------------------
Lawrence K. Reisman           2004             45    Director
-------------------- ----------------------- ------- --------------------------
Robert C. DeLeeuw             2004             47    Senior Vice President and
                                                     President of DeLeeuw
                                                     Associates, LLC
-------------------- ----------------------- ------- --------------------------

      SCOTT NEWMAN has been our President, Chief Executive Officer and Chairman since January 2004. Mr. Newman founded the former Conversion Services International, Inc. in 1990 (before its merger with and into the LCS) and is our largest stockholder. He has over twenty years of experience providing technology solutions to major companies internationally. Mr. Newman has direct experience in strategic planning, analysis, design, testing and implementation of complex big-data solutions. He possesses a wide range of software and hardware architecture/discipline experience, including, client/server, data discovery, distributed systems, data warehousing, mainframe, scaleable solutions and e-business. Mr. Newman has been the architect and lead designer of several commercial software products used by Chase, Citibank, Merrill Lynch and Jaguar Cars. Mr. Newman advises and reviews data warehousing and business intelligence strategy on behalf of our Global 2000 clients, including AT&T Capital, Jaguar Cars, Cytec and Chase. Mr. Newman is a member of the Young Presidents Organization, a leadership organization that promotes the exchange of ideas, pursuit of learning and sharing strategies to achieve personal and professional growth and success. Mr. Newman received his B.S. from Brooklyn College in 1980.

      GLENN PEIPERT has been our Executive Vice President, Chief Operating Officer and Director since January 2004. Mr. Peipert held the same positions with the former Conversion Services International, Inc. since its inception in 1990. Mr. Peipert has over two decades of experience consulting to major organizations about leveraging technology to enable strategic change. He has advised clients representing a broad cross-section of rapid growth industries worldwide. Mr. Peipert has hands on experience with the leading data warehousing products. His skills include architecture design, development and project management. He routinely participates in architecture reviews and recommendations for our Global 2000 clients. Mr. Peipert has managed major technology initiatives at Chase, Tiffany, Morgan Stanley, Cytec and the United States Tennis Association. He speaks nationally on applying data warehousing technologies to enhance business effectiveness and has authored multiple white papers regarding business intelligence. Mr. Peipert is a member of the Institute of Management Consultants, as well as TEC International, a leadership organization whose mission is to increase the effectiveness and enhance the lives of chief executives and those they influence. Mr. Peipert is the brother of Mitchell Peipert, our Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Peipert received his B.S. from Brooklyn College in 1982.

      MITCHELL PEIPERT has been our Vice President, Chief Financial Officer, Secretary and Treasurer since January 2004. Mr. Peipert is a Certified Public Accountant who held the same positions with the former Conversion Services International, Inc. from January 2001 to September 2002. From September 2002 to December 2003, Mr. Peipert was Senior Sales Executive for NIA Group and President of E3 Management Advisors. From April 1992 until January 2001, Mr. Peipert served as Senior Vice President of Operations and Controller of TSR Wireless LLC, where he directed the accounting, operations and human resources functions. He also assisted the chief executive officer in strategic planning, capital raising and acquisitions. Prior to his employment by TSR, he held various managerial roles for Anchin, Block & Anchin, certified public accountants, Merrill Lynch and Grant Thornton. Mr. Peipert is the brother of Glenn Peipert, our Executive Vice President, Chief Operating Officer and Director. Mr. Peipert received his B.S. from Brooklyn College in 1980 and received his M.B.A. in Finance from Pace University in 1986.

      LAWRENCE K. REISMAN has been a Director of our company since February 2004. Mr. Reisman is a Certified Public Accountant who has been the principal of his own firm, The Accounting Offices of L.K. Reisman, since 1986. Prior to forming his company, Mr. Reisman was a tax manager at Coopers & Lybrand and Peat Marwick Mitchell. He routinely provides accounting services to small and medium-sized companies, which services include auditing, review and compilation of financial statements, corporate, partnership and individual taxation, designing accounting systems and management consulting services. Mr. Reisman received his B.S. and M.B.A. in Finance from St. John's University in 1981 and 1985, respectively.

      ROBERT C. DELEEUW has been our Senior Vice President and the President of our wholly owned subsidiary, DeLeeuw Associates, LLC, since March 2004. Mr. DeLeeuw founded DeLeeuw Associates, LLC, formerly known as DeLeeuw Associates, Inc., in 1991. Mr. DeLeeuw has over twenty-five years experience in banking and consulting. During this time, he has managed and supported some of the largest merger projects in the history of the financial services industry and has implemented numerous large-scale business and process change programs for his clients. He has been published in American Banker, Mortgage Banking Magazine, The Journal of Consumer Lending and Bank Technology News where he has also served as a member of the Editorial Advisory Board. Mr. DeLeeuw received his B.S. from Rider University in 1979 and received his M.S. in Management from Stevens Institute of Technology in 1986.

      Directors do not receive compensation for their duties as directors.

CODE OF CONDUCT AND ETHICS

      Our Board of Directors has adopted a Code of Conduct and Ethics which is applicable to all directors, officers and employees of CSI and its subsidiaries, including CSI's principal executive officer and principal financial officer, principal accounting officer or controller, or other persons performing similar functions.

EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended December 31, 2001, 2002 and 2003: (i) individuals who served as, or acted in the capacity of, our principal executive officer for the fiscal year ended December 31, 2003; and (ii) our other most highly compensated executive officer, who together with the principal executive officer are our most highly compensated officers whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 2003 and who were employed at the end of fiscal year 2003.

                                                    SUMMARY COMPENSATION TABLE*

                                                                                              LONG TERM COMPENSATION
                                                                               ----------------------------------------------------
                                             ANNUAL COMPENSATION(1)                   AWARDS                        PAYOUTS
                                          ---------------------------------    ------------------------     -----------------------
                                                                               RESTRICTED    SECURITIES
                                                               OTHER ANNUAL      STOCK       UNDERLYING       LTIP       ALL OTHER
                                           SALARY     BONUS    COMPENSATION     AWARD(S)    OPTIONS/SARS    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       ($)        ($)          ($)           ($)           (#)           ($)           ($)
---------------------------      ----     -------     -----    ------------    ----------   ------------    -------    ------------
 Scott Newman                    2003     244,452        --              --            --             --         --      206,686 (2)
 President, Chief Executive
 Officer and Chairman            2002     143,750        --              --            --             --         --      259,418 (2)
                                 2001     250,000        --              --            --             --         --      220,000 (2)

 Glenn Peipert                   2003     223,016        --              --            --             --         --      171,309 (2)
 Executive Vice President,
 Chief Operating Officer and
 Director                        2002     143,750        --              --            --             --         --      199,166 (2)
                                 2001     187,500        --              --            --             --         --      165,633 (2)

----------------

* Salary reflects total compensation paid to these executives (both before and after the merger described in Item 1).

(1) The annual amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each named executive officer and has therefore been omitted.

(2) Amounts shown reflect distributions resulting from our past tax status as a Subchapter S corporation, as well as expenses paid for by us.

OPTION GRANTS AS OF JUNE 30, 2004

      The only executive officers or directors to receive options as of June 30, 2004 were Mitchell Peipert, who was granted an option to purchase 4,500,000 shares of common stock by our Board of Directors on March 29, 2004 at an exercise price of $0.165 per share, and Lawrence K. Reisman, who was granted an option to purchase 450,000 shares of common stock by our Board of Directors on May 28, 2004 at an exercise price of $0.20 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. Mr. Peipert's option expires on March 28, 2014, and Mr. Reisman's option expires on May 27, 2014.

      As of June 30, 2004, options to purchase a total of 32,305,000 shares of common stock were granted by our Board of Directors at an exercise prices ranging from $0.165 to $0.20 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The options expire on the ten year anniversary of their grant date.

      All options described above have been issued pursuant to the 2003 Incentive Plan described below.

2003 INCENTIVE PLAN

General

      The 2003 Incentive Plan was approved at a special meeting of our stockholders on January 23, 2004. The Plan authorizes us to issue 100,000,000 shares of common stock for issuance upon exercise of options. It also authorizes the issuance of stock appreciation rights, referred to herein as SARs. The Plan authorizes us to grant:

      o     incentive stock options to purchase shares of our common stock,

      o     non-qualified stock options to purchase shares of common stock, and

      o     SARs and shares of restricted common stock.

      The Plan may be amended, terminated or modified by our Board at any time, subject to stockholder approval as required by law, rule or regulation. No such termination, modification or amendment may affect the rights of an optionee under an outstanding option or the grantee of an award.

Objectives

      The objective of the Plan is to provide incentives to our officers, other key employees, consultants, professionals and non-employee directors to achieve financial results aimed at increasing stockholder value and attracting talented individuals to CSI. Persons eligible to be granted incentive stock options under the Plan will be those employees, consultants, professionals and non-employee directors whose performance, in the judgment of a committee of our Board of Directors, can have a significant effect on our success.

Oversight

      The Board, acting as a whole, or a committee thereof appointed by our Board, will administer the Plan by making determinations regarding the persons to whom options should be granted and the amount, terms, conditions and restrictions of the awards. The Board or such committee also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations.

Types of grants

      The Plan allows us to grant incentive stock options, non-qualified stock options, shares of restricted stock, SARs in connections with options and independent SARs. The Plan does not specify what portion of the awards may be in the form of any of the foregoing. Incentive stock options awarded to our employees are qualified stock options under the Internal Revenue Code.

Eligibility

      Under the Plan, we may grant incentive stock options only to our officers and employees, and we may grant non-qualified options to officers and employees, as well as our directors, independent contractors and agents.

Statutory Conditions on Stock Options

      Exercise Price. To the extent that Options designated as incentive stock options become exercisable by an optionee for the first time during any calendar year for common stock having a fair market value greater than One Hundred
Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as nonqualified stock options. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary of ours, must have an exercise price at least equal to 110% of the fair market value of common stock on the date of grant and the term of the option may not be longer than five years.

      Expiration Date. Any option granted under the Plan will expire at the time fixed by the Board or its committee, which cannot be more than ten (10) years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any parent or subsidiary corporation, not more than five years after the date of grant.

      Exerciseability. The Board or its committee may also specify when all or part of an option becomes exercisable, but in the absence by such specification, the option will ordinarily be exercisable in whole or part at any time during its term. However, the Board or its committee may accelerate the exerciseability of any option at its discretion.

      Assignability. Options granted under the Plan are not assignable, except by the laws of descent and distribution or as may be otherwise provided by the Board or its committee.

Payment Upon Exercise Of Options

      Payment of the exercise price for any option may be in cash, by withheld shares that, upon exercise, have a fair market value at the time the option is exercised equal to the option price, plus applicable withholding tax, or in the form of shares of our common stock.

Stock Appreciation Rights

      A Stock Appreciation Right is the right to benefit from appreciation in the value of common stock. A SAR holder, on exercise of the SAR, is entitled to receive from us in cash or common stock an amount equal to the excess of: (a) the fair market value of common stock covered by the exercised portion of the SAR, as of the date of such exercise, over (b) the fair market value of common stock covered by the exercised portion of the SAR as of the date on which the SAR was granted.

      The Board or its committee may grant SARs in connection with all or any part of an option granted under the Plan, either concurrently with the grant of the option or at any time thereafter, and may also grant SARs independently of options.

Tax Consequences

      An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the Plan.

      An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

      An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of:

      (i)   two years from the date of award of the option, or

      (ii)  one year from the date of exercise.

      If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock. An employee generally must include in alternative minimum taxable income the amount by which the price such employee paid for an incentive stock option is exceeded by the option's fair market value at the time his or her rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture.

EMPLOYMENT AGREEMENTS

      Scott Newman, our President and Chief Executive Officer, agreed to a five-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Newman of $500,000 and an annual bonus to be awarded by our to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Newman's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

      Glenn Peipert, Executive Vice President and Chief Operating Officer, agreed to a five-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Peipert of $375,000 and an annual bonus to be awarded by our to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

      Mitchell Peipert, Vice President, Chief Financial Officer, Treasurer and Secretary, agreed to a three-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Peipert of $200,000 and an annual bonus to be awarded by our to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

      Robert C. DeLeeuw, Senior Vice President and President of our wholly owned subsidiary, DeLeeuw Associates, LLC, agreed to a three-year employment agreement dated as of February 27, 2004. The agreement provides for an annual salary to Mr. DeLeeuw of $350,000 and an annual bonus to be awarded by our to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance. In the event that Mr. DeLeeuw's employment is terminated other than with good cause, he will receive a payment of one year's base salary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock, our only class of outstanding voting securities as of September 27, 2004, based on 768,510,668 aggregate shares of common stock outstanding as of such date, by: (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock with the address of each such person, (ii) each of our present directors and officers, and (iii) all officers and directors as a group:

                                 AMOUNT OF          PERCENTAGE OF
NAME AND ADDRESS OF           COMMON  STOCK      OUTSTANDING COMMON
BENEFICIAL OWNER(1)(2)     BENEFICIALLY OWNED STOCK BENEFICIALLY OWNED
-------------------------- ------------------ ------------------------
Scott Newman(3)                   300,050,000                     39.0%
-------------------------- ------------------ ------------------------
Glenn Peipert(4)                  150,000,000                     19.5%
-------------------------- ------------------ ------------------------
Mitchell Peipert(5)                         *                        *
-------------------------- ------------------ ------------------------
Robert C. DeLeeuw(6)               80,000,000                     10.4%
-------------------------- ------------------ ------------------------
Lawrence K. Reisman(7)                      *                        *
-------------------------- ------------------ ------------------------
WHRT I Corp. (8)                   72,543,956                      9.4%
-------------------------- ------------------ ------------------------
All directors and officers
as a group (5 persons)            530,050,000                     69.0%
-------------------------- ------------------ ------------------------

----------
*     Represents less than 1% of the issued and outstanding Common Stock.

(1) Each stockholder, director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him, unless otherwise indicated.

(2)   All  addresses  except  for  WHRT I  Corp.  are  c/o  Conversion  Services
      International,  Inc.,  100 Eagle Rock  Avenue,  East  Hanover,  New Jersey
      07936.

(3) Mr. Newman is the Company's President, Chief Executive Officer and Chairman of the Board.

(4) Mr. Glenn Peipert is the Company's Executive Vice President, Chief Operating Officer and Director

(5) Mr. Mitchell Peipert is the Company's Vice President, Chief Financial Officer, Secretary and Treasurer. Does not include an option to purchase 4,500,000 shares of common stock granted on March 29, 2004 at an exercise price of $0.165 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The option grant expires on March 28, 2014.

(6) Mr. DeLeeuw is the Company's Senior Vice President and the President of the Company's wholly owned subsidiary, DeLeeuw Associates, LLC.

(7) Mr. Reisman is a Director. Does not include an option to purchase 450,000 shares of common stock granted on May 28, 2004 at an exercise price of $0.20 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The option grant expires on May 27, 2014.

(8) Based on a Schedule 13G filed with the Securities Exchange Commission on July 8, 2004. WHRT I Corp.'s address is c/o Tudor Ventures, 50 Rowes Wharf, 6th Floor, Boston, Massachusetts 02420.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      As of June 30, 2004, Scott Newman and Glenn Peipert owed us an aggregate of approximately $206,000, including accrued interest. These loans bear at 3% per annum and are due and payable by December 31, 2005.

      Dr. Michael Mitchell, the former President, Chief Executive Officer and sole director of LCS, had loaned an aggregate of $930,707 to us. Mr. Alex Bruni, LCS' Vice President and Secretary, had loaned us an aggregate of $36,500. These loans were converted into shares of our common stock at the closing of the merger of LCS and CSI. Dr. Mitchell and Mr. Bruni are each selling stockholders hereunder.

      On March 22, 2002, we issued 500,000 shares of our common stock to two of our former directors, which we valued at $0.04 per share.

      During our fiscal year ended February 28, 2003, A&J Marketing, Inc., a company owned by Mr. Bruni, acquired the Golfpromo.net and PlayGolfNow.com domain names after we had lost our right to these names because we were unable to pay the fees needed to retain these rights. A&J Marketing subsequently opened websites using these names and is now operating these websites.

      Other than those described above, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family of such parties.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Market Information. Our common stock traded on the OTC Bulletin Board, except as indicated below, and/or the Pink Sheets LLC under the symbol "LCSG" from mid-1998 through July 16, 2003 and "LCSI" through February 2, 2004. Beginning February 3, 2004, our common stock has traded on the OTC Bulletin Board under the symbol "CSII."

      The following chart sets forth the high and low bid prices for each quarter from January 1, 2002 through June 30, 2004:

                                          HIGH              LOW
      2002 BY QUARTER                   --------         --------
      January 1 - March 31              $   0.37         $   0.03
      April 1 - June 30                 $   0.51         $   0.04
      July 1 - September 30             $   0.10         $   0.04
      October 1 - December 31           $   0.05         $   0.01

      2003 BY QUARTER
      January 1 - March 31              $   0.04         $   0.01
      April 1 - June 30                 $   0.09         $   0.08
      July 1 - September 30             $   0.19         $   0.06
      October 1 - December 31           $   0.19         $   0.06

      2004 BY QUARTER
      January 1 - March 31              $   0.25         $   0.13
      April 1 - June 30                 $   0.26         $   0.12

      On September 27, 2004, the high and low bid prices for our common stock were $0.20 and $0.23, respectively.

      On April 21, 2004, we filed an application to list our common stock on the American Stock Exchange. There can be no assurance, however, that such application will be approved.

      No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. Sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

      Record Holders. As of September 27, 2004, there were 474 registered holders of our common stock, including shares held in street name. As of September 27, 2004, there were 768,510,668 shares of common stock issued and outstanding.

      Dividends. We have not paid dividends on our common stock in the past and do not anticipate doing so in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the security agreement with Laurus Master Fund, Ltd. requires that we obtain their consent prior to paying any dividends.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended. We are authorized to issue up to 1,000,000,000 shares of common stock, par value $.001 per share. As of September 27, 2004, there were 768,510,668 shares of common stock issued and outstanding. We are authorized to issue up to 20,000,000 shares of preferred stock, par value $.001. As of September 27, 2004, there were 0 shares of preferred stock issued and outstanding.

COMMON STOCK

      The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available. In the event of a liquidation, dissolution or winding-up of us, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.

PREFERRED STOCK

      The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by our Board of Directors. Our Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

CONVERTIBLE NOTES

      In June 2004, we issued a five-year $2.0 million unsecured convertible line of credit note with a private investor. The note accrues interest at an annual rate of 7%, and the conversion price of the shares of common stock issuable under the note is equal to 75% of the average bid price (for the prior ten trading days).

      In August 2004, we replaced our $3,000,000 line of credit with North Fork Bank with a revolving line of credit with Laurus Master Fund, Ltd. ("Laurus"), whereby we will have the ability to borrow up to $6,000,000 based upon eligible accounts receivable. This revolving line, effectuated through a $2,000,000 convertible minimum borrowing note and a $4,000,000 revolving note, provides for advances at an advance rate of 90% against eligible accounts receivable, with an annual interest rate of prime rate (as reported in the Wall Street Journal) plus 1%, and maturing in three years. The interest rate on these notes will be decreased by 1.0% for every 25% increase in our stock price above the fixed conversion price prior to an effective registration statement and 2.0%
thereafter up to a minimum of 0.0%. This line of credit is secured by substantially all the corporate assets. Both the $2,000,000 convertible minimum borrowing note and the $4,000,000 revolving note provide for conversion at the option of the holder of the amounts outstanding into our common stock at a fixed conversion price of $0.14 per share. In the event that we issue stock or derivatives convertible into our stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation.

      In September 2004, we issued to Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, "Sands") three subordinated secured convertible promissory notes equaling $1,000,000 (the "Notes"), each with an annual interest rate of 8% expiring September 22, 2005. The Notes are secured by substantially all corporate assets, subordinate to Laurus. The Notes are convertible into shares of our common stock at the election of Sands at any time following the consummation of a convertible debt or equity financing with gross proceeds of $5 million or greater to us (a "Qualified Financing"). The conversion price of the shares of our common stock issuable upon conversion of the Notes shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to convert the Notes at a fixed conversion price of $0.14 per share. In the event that we issue stock or derivatives convertible into our stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation.

WARRANTS

      A private investor received a warrant to purchase 4,166,666 shares of our common stock at $0.105 per share in June 2004. These warrants expire in June 2009.

      Laurus received a warrant to purchase 12,000,000 shares of our common stock. The exercise price for the first 6,000,000 shares acquired under the warrant is $0.29 per share, the exercise price for the next 3,000,000 shares acquired under the warrant is $0.31 per share, and the exercise price for the final 3,000,000 shares acquired under the warrant is $0.35 per share. These warrants expire in August 2011.

      We issued Sands three common stock purchase warrants (the "Warrants") providing Sands with the right to purchase 6,000,000 shares of our common stock. The exercise price of the shares of our common stock issuable upon exercise of the Warrants shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to exercise the Warrants at a fixed conversion price of $0.14 per share. The latest that the Warrants may expire is September 8, 2008.

OPTIONS

      The only executive officers or directors to receive options as of June 30, 2004 were Mitchell Peipert, who was granted an option to purchase 4,500,000 shares of common stock by our Board of Directors on March 29, 2004 at an exercise price of $0.165 per share, and Lawrence K. Reisman, who was granted an option to purchase 450,000 shares of common stock by our Board of Directors on May 28, 2004 at an exercise price of $0.20 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. Mr. Peipert's option expires on March 28, 2014, and Mr. Reisman's option expires on May 27, 2014.

      As of June 30, 2004, options to purchase a total of 32,305,000 shares of common stock were granted by our Board of Directors at an exercise prices ranging from $0.165 to $0.20 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The options expire on the ten year anniversary of their grant date

TRANSFER AGENT

      Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, is the transfer agent for our shares of common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. This could adversely affect the prevailing market price and our ability to raise equity capital in the future. Subject to this Registration Statement being declared effective, all 565,657,157 shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares that may be sold or purchased by our "affiliates." Shares purchased by our affiliates will be subject to the volume and other limitations of Rule 144 of the Securities Act, or "Rule 144" described below. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the issuer. These shares will be subject to the volume and other limitations of Rule 144.


      Under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares of common stock for at least one year, including the holding period of any prior owner who is not an affiliate, would be entitled to sell a number of the shares within any three-month period equal to the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock (if such common stock is traded on NASDAQ or another exchange) during the four calendar weeks preceding such sale. Immediately after the offering, 1% of our outstanding shares of common stock would equal approximately 7,661,297 shares. Under Rule 144, restricted shares are subject to manner of sale and notice requirements and requirements as to the availability of current public information concerning us.

      Under Rule 144(k), a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner who is not an affiliate, is entitled to sell such shares without regard to the volume or other limitations of Rule 144 just described.

                                     EXPERTS

      The audited financial statements for our company as of the year ended December 31, 2003 included in this prospectus are reliant on the reports of Friedman LLP, Livingston, New Jersey, independent certified public accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting. Prior to our engagement of Friedman LLP, we had engaged Ehrenkrantz Sterling & Co. LLC and Eisner LLP as our independent auditors and certifying accountants. See "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure."

                                  LEGAL MATTERS

      The legality of this offering of shares of our common stock has been passed upon on our behalf by Ellenoff Grossman & Schole LLP, New York, New York.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      We have indemnified each member of the Board of Directors and our executive officers to the fullest extent authorized, permitted or allowed by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

      We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the SEC referred to above.

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page


Independent Auditor's Report.................................................F-1

Consolidated Balance Sheet...................................................F-2

Consolidated Statements of Operations........................................F-3

Consolidated Statements of Changes in Stockholders' Equity...................F-4

Consolidated Statements of Cash Flows........................................F-5

Notes to Consolidated Financial Statements...................................F-7

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Stockholders
Conversion Services International, Inc.
East Hanover, New Jersey


We have audited the accompanying consolidated balance sheet of Conversion Services International, Inc. and subidiary as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Conversion Services International, Inc. and subsidiary as of December 31, 2003 and the consolidated results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Friedman L.L.P.

Livingston, New Jersey
March 30, 2004, except for Notes 1 and 9, as to which the date is May 4, 2004

                    CONVERSION SERVICES INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                 DECEMBER 31,      JUNE 30,
                                                     2003            2004
                                                 ------------    ------------
ASSETS                                                            (UNAUDITED)
CURRENT ASSETS
  Cash                                           $    411,586    $    553,338
  Restricted cash                                          --          83,375
  Accounts receivable, net of allowance
   for doubtful accounts of $92,000 at
   December 31, 2003                                2,052,343       3,989,165
  Account receivable from related parties                  --         786,232
  Prepaid expenses                                    113,803         255,674
  Costs in excess of billings                              --          26,428
  Deferred tax asset                                   36,700         687,576
                                                 ------------    ------------
    TOTAL CURRENT ASSETS                            2,614,432       6,381,788
                                                 ------------    ------------

PROPERTY AND EQUIPMENT, at cost, net                  270,696         627,959
                                                 ------------    ------------
OTHER ASSETS
  Due from stockholders, including
   accrued interest of $21,600 at
    December 31, 2003                                 203,623         206,354
  Goodwill                                          1,094,206       2,506,224
  Deferred loan costs, net of accumulated
   amortization of $77,484 at
     December 31, 2003                                 24,862         515,365
  Intangible assets, net of accumulated
   amortization of $89,710 at
    December 31, 2003                                 344,290       6,275,095
  Deferred tax asset                                  191,000              --
  Equity investments                                       --         122,688
  Security deposits                                    16,791          13,420
                                                 ------------    ------------
                                                    1,874,772       9,639,146
                                                 ------------    ------------
    TOTAL ASSETS                                 $  4,759,900    $ 16,648,893
                                                 ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Line of credit                                 $  1,782,699    $  2,041,125
  Current portion of long-term debt                   461,981          68,137
  Deferred revenue                                       --         1,303,287
  Accounts payable and accrued expenses             1,025,248       3,632,446
                                                 ------------    ------------
    TOTAL CURRENT LIABILITIES                       3,269,928       7,044,995
                                                 ------------    ------------
LONG-TERM DEBT, net of current portion                233,928       2,099,618
                                                 ------------    ------------
DEFERRED TAXES                                         36,900         336,900
                                                 ------------    ------------
MINORITY INTEREST                                          --         199,400
                                                 ------------    ------------
COMMITMENTS                                                --              --
STOCKHOLDER'S EQUITY
  Common stock, $.001 par value, 1,000,000
  shares authorized, issued and outstanding             1,000         766,130
  Additional paid in capital                        1,446,250       7,788,169
  Accumulated deficit                                (228,106)     (1,586,319)
                                                 ------------    ------------
    TOTAL STOCKHOLDERS EQUITY                       1,219,144       6,967,980
                                                 ------------    ------------
    TOTAL LIABILITIES AND STOCKHOLDERS EQUITY    $  4,759,900    $ 16,648,893
                                                 ============    ============

    See Notes to Consolidated Financial Statements

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                 YEAR ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                                             ------------------------------    ------------------------------
                                                 2002              2003             2003             2004
                                             -------------    -------------    -------------    -------------
                                               (Restated)                       (UNAUDITED)       (UNAUDITED)
REVENUE                                      $  16,244,790    $  14,366,456    $   7,097,806    $  11,778,065
COST OF SERVICES                                10,677,527       10,265,808        5,085,444        8,218,924
                                             -------------    -------------    -------------    -------------
GROSS PROFIT                                     5,567,263        4,100,648        2,012,362        3,559,141
                                             -------------    -------------    -------------    -------------
OPERATING EXPENSES
  Selling and Marketing                          1,095,072        1,552,766          625,606        1,303,863
  General and administrative                     3,549,423        2,701,934        1,180,931        3,162,907
  Depreciation & amortization                      149,463          213,158           95,228           98,471
                                             -------------    -------------    -------------    -------------
TOTAL OPERATING EXPENSES                         4,793,958        4,467,858        1,901,765        4,565,241
                                             -------------    -------------    -------------    -------------
INCOME (LOSS) FROM OPERATIONS                      773,305         (367,210)         110,597       (1,006,100)
                                             -------------    -------------    -------------    -------------
OTHER INCOME (EXPENSE)
  Equity in losses from investments                     --               --               --          (16,088)
  Other income                                          --               --               --            7,006
  Interest income                                    5,400            5,400               --            1,873
  Interest expense                                (139,152)        (135,753)         (80,717)        (138,116)
                                             -------------    -------------    -------------    -------------
                                                  (133,752)        (130,353)         (80,717)        (145,325)
                                             -------------    -------------    -------------    -------------
INCOME (LOSS) BEFORE TAXES                         639,553         (497,563)          29,880       (1,151,425)
INCOME TAXES (BENEFIT)
  Current                                          101,100               --               --               --
  Deferred                                         (78,700)        (190,800)              --         (459,879)
                                             -------------    -------------    -------------    -------------
                                                    22,400         (190,800)              --         (459,879)
                                             -------------    -------------    -------------    -------------
NET INCOME (LOSS)                                  617,153         (306,763)          29,880         (691,546)
                                             -------------    -------------    -------------    -------------
UNSECURED CONVERTIBLE LINE OF CREDIT
BENEFICIAL CONVERSION FEATURE                           --               --               --          666,667
                                             -------------    -------------    -------------    -------------
NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS                          $     617,153    $    (306,763)   $      29,880    $  (1,358,213)
                                             =============    =============    =============    =============
UNAUDITED PRO FORMA DATA:
  Income before income taxes (benefit)       $          --    $          --    $      29,880    $          --
  Income taxes (benefit)                                --               --           11,952               --
                                             -------------    -------------    -------------    -------------
  Net income                                 $          --    $          --    $      17,928    $          --
                                             =============    =============    =============    =============

NET INCOME (LOSS) PER SHARE (Unaudited)      $        0.00    $       (0.00)   $        0.00    $       (0.00)
                                             =============    =============    =============    =============
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES USED IN THE ACTUAL AND PRO
FORMA NET INCOME (LOSS) PER SHARE
CALCULATION (Unaudited)                        593,000,000      593,000,000      593,000,000      650,075,398
                                             =============    =============    =============    =============

See Notes to Consolidated Financial Statements.

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                 AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                      ADDITIONAL     RETAINED         TOTAL
                                         CAPITAL       PAID-IN        EARNINGS     STOCKHOLDERS'
                                          STOCK        CAPITAL       (DEFICIT)       EQUITY
                                       -----------   -----------    -----------    -----------
Balance, January 1, 2002, as
restated                               $       900   $   140,800    $   190,424    $   332,124

  Net income                                    --            --        617,153        617,153
  Distributions to stockholders                 --            --       (178,340)      (178,340)
                                       -----------   -----------    -----------    -----------
   Balance, December 31, 2002, as              900       140,800        629,237        770,937
   restated

  Net loss                                      --            --       (306,763)      (306,763)

  Issuance of 100,000 shares of
   Common

  Stock of Conversion Services

  International, Inc.                          100     1,522,338             --      1,522,438

  Distributions to stockholders                 --      (216,888)      (550,580)      (767,468)
                                       -----------   -----------    -----------    -----------
Balance, December 31, 2003             $     1,000   $ 1,446,250    $  (228,106)   $ 1,219,144

  Net loss                                      --            --       (691,546)      (691,546)
                                       -----------   -----------    -----------    -----------
  Relative fair value of warrants
    issued                                      --       500,000             --        500,000

  Fair value of stock grants to
    employees                                   --        87,125             --         87,125

  Costs incurred in connection with
    LCS

  Golf merger                                   --       (95,678)            --        (95,678)

  Issuance of 592,000,000 shares of
  Common Stock of Conversion
  Services International, Inc. in
  connection with the reverse merger
  into LCS Golf                            592,000      (592,000)            --             --

  Issuance of 80,000,000 shares of
  Common Stock of Conversion
  Services International, Inc. in
  connection with the acquisition of
  DeLeeuw Associates, Inc.                  80,000     2,078,246             --      2,158,246

  Issuance of 16,666,666 shares of
  Common Stock of Conversion
  Services International, Inc. in
  connection with the conversion of
  debt into Company stock                   16,667     1,983,333             --      2,000,000

  Issuance of 76,463,049 shares of
  Common Stock of Conversion
  Services International, Inc. in
  connection with the acquisition of
  Evoke Software Corporation                76,463     1,712,351             --      1,788,814

  Compensation expense for stock
  options issued to non-employees               --         1,875             --          1,875

  Unsecured convertible line of
  credit beneficial conversion feature          --       666,667       (666,667)            --
                                       -----------   -----------    -----------    -----------
Balance, June 30, 2004 (Unaudited)     $   766,130   $ 7,788,169    $(1,586,319)   $ 6,967,980
                                       ===========   ===========    ===========    ===========

See Notes to Consolidated Financial Statements


                                          CONVERSION SERVICES INTERNATIONAL, INC.
                                                     AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                            YEARS ENDED DECEMBER 31,      SIX MONTHS ENDED JUNE 30,
                                                            ------------------------      ------------------------
                                                               2002           2003          2003          2004
                                                            ---------      ---------      ---------    -----------
                                                            (Restated)                   (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                         $ 617,153      $(306,763)     $  29,880    $  (691,546)
    Adjustments to reconcile net income (loss) to net
     cash used in operating activities:
    Depreciation                                              108,890         95,837         50,682         43,652
    Amortization of intangible assets and deferred
     loan costs                                                40,573        117,321         33,596         62,352
    Deferred tax benefit                                      (78,700)      (190,800)            --       (459,879)
    Compensation expense for stock options and stock
     issued                                                        --             --             --         89,000
    Allowance for doubtful accounts                           (75,000)        42,000         36,000         65,368
    Write-off deferred loan costs                                  --             --             --         24,862
    Loss on disposal of equipment                                  --             --             --         35,496
    Loss on equity investments                                     --             --             --         16,088
    Conversion of accrued interest to additional
     paid-in capital                                               --         22,438             --             --
  Changes in operating assets and liabilities:
    Decrease in accounts receivable                          (180,980)      (268,325)      (618,242)    (1,133,077)
    (Increase) decrease in prepaid expense                     73,139        (50,611)         2,487        (48,618)
    (Increase) decrease in security deposits                    1,250         (2,070)
    Increase in costs in excess of billings                        --             --             --        (26,428)
    Increase in due from stockholders                              --             --         50,000         (2,731)
    Decrease in accounts payable and accrued expenses        (548,661)          (327)        46,185        642,566
    Decrease in deferred revenue                              (10,000)            --             --         49,244
                                                            ---------      ---------      ---------    -----------
      Net cash used in operating activities                   (52,336)      (541,300)      (369,412)    (1,333,651)
                                                            ---------      ---------      ---------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                       (41,050)       (93,640)       (19,351)      (186,389)
  Investment in DeLeeuw Associates, net of cash
   acquired                                                        --             --             --     (2,010,266)
  Investment in Evoke Software Corp., net of cash
   acquired                                                        --             --             --        466,583
  Equity investment in Leading Edge Communications
   Corp.                                                           --             --             --        (83,000)
  Collection (issuance) of note receivable                    210,000          2,100             --             --
  Acquisition of intangible assets and goodwill               (82,277)       (11,951)            --             --
                                                            ---------      ---------      ---------    -----------
      Net cash provided by (used in) investing                 86,673       (103,491)       (19,351)    (1,813,072)
        activities                                          ---------      ---------      ---------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash overdraft                                                5,661         (5,661)            --        (51,900)
  Net advances under line of credit                           454,137      1,112,863        949,863      2,041,125
  Line of credit repayment                                         --             --             --     (1,789,110)
  Principal payments on long-term debt                       (308,828)      (777,957)      (291,875)      (657,882)
  Deferred loan costs in connection with long-term debt       (23,241)            --             --             --
  Deferred loan costs in connection with line of credit            --             --             --        (30,534)
  Issuance of convertible debt                                     --      1,500,000        225,000      4,000,000
  Principal payments on capital lease obligations                  --             --             --        (44,171)
  Due from stockholders                                        (5,400)        (5,400)            --             --
  Distributions to stockholders                              (178,340)      (767,468)      (439,784)            --
  Restricted cash                                                  --             --             --        (83,375)
  Costs incurred in connection with LCS merger                     --             --             --        (95,678)
                                                            ---------      ---------      ---------    -----------
      Net cash provided by (used in) financing                (56,011)     1,056,377        443,204      3,288,475
        activities                                          ---------      ---------      ---------    -----------

NET INCREASE (DECREASE) IN CASH                               (21,674)       411,586         54,441        141,752
CASH, beginning of year                                        21,674             --             --        411,586
                                                            ---------      ---------      ---------    -----------
CASH, end of year                                           $      --      $ 411,586      $  54,441    $   553,338
                                                            =========      =========      =========    ===========


    See Notes to Consolidated Financial Statements.


                                              CONVERSION SERVICES INTERNATIONAL, INC.
                                                         AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         YEARS ENDED DECEMBER 31,  SIX MONTHS ENDED JUNE 30,
                                                                         -----------------------   -------------------------
                                                                            2002          2003        2003          2004
                                                                         ---------      --------   ----------    -----------
                                                                         (Restated)                (UNAUDITED)   (UNAUDITED)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest                                                  $ 135,066      $ 89,630   $   57,989    $    60,046
 Cash paid for income taxes                                                229,007        28,258           --             --

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
 During 2003 and 2002, the Company entered into various capital
 lease arrangements for computer                                                                           --        227,139
 equipment in the amount of $23,556 and $2,928, respectively
 During 2002, the Company financed the acquisition of certain intangibles through an obligation due to a
   third party in the amount of $700,811
 During 2004, the Company acquired substantially all of the assets and liabilities of Evoke Software Corporation. The following assets and liabilities were obtained as a result of the acquisition

 Acquired cash                                                                  --            --           --        497,492
 Acquired accounts receivable                                                   --            --           --        579,839
 Acquired customer contracts                                                    --            --           --      1,962,000
 Acquired tradename                                                             --            --           --        316,528
 Acquired computer software                                                     --            --           --      1,381,000
 Acquired other assets                                                          --            --           --         89,883
 Acquired furniture and equipment                                               --            --           --        183,717
 Acquired deferred revenue                                                      --            --           --     (1,254,043)
 Acquired liabilities                                                           --            --           --     (1,936,693)

In March 2004, the Company acquired DeLeeuw
 Associates, Inc. The following assets and liabilities were obtained as a result of the acquisition

 Acquired accounts receivable                                                   --            --           --        975,513
 Acquired approved vendor status                                                --            --           --      1,597,000
 Acquired tradename                                                             --            --           --        722,000
 Acquired goodwill                                                              --            --           --        452,875
 Acquired investment in limited liability company                               --            --           --         55,776
 Acquired deferred tax liability                                                --            --           --       (300,000)
 Acquired liabilities                                                           --            --           --       (285,651)

 In May 2004, a $2,000,000 Unsecured Convertible Line of Credit Note was converted into 16,666,666 shares of Company common stock. The conversion price was $0.12 per share, which represented 75% of the market price on the date of conversion. The $666,667 effect of this beneficial conversion feature is reflected in the Company's statement of operations for the current period

 See Notes to Consolidated Financial Statements

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Conversion Services International, Inc. ("CSI") was incorporated in the State of Delaware and has been conducting business since 1990. CSI and Doorways, Inc., a wholly-owned subsidiary of CSI, (together the "Company") are principally engaged in the information technology services industry in the following areas: Data Warehousing, Business Intelligence, Management consulting and professional services, on credit, to its customers principally located in New Jersey and New York. In November 2002, the Company acquired the operations of Scosys, Inc. that is engaged in the information technology services industry. Included in the Company's results of operations related to Scosys were the following:

                                                    YEARS ENDED DECEMBER 31
                                                    -----------------------
                                                       2003         2002
                                                    ----------   ----------

Revenues                                            $3,034,000   $  456,000
Cost of Services                                     2,169,000      335,000
                                                    ----------   ----------
Gross Profit                                           865,000      121,000
General and Adminstrative                              159,000       10,000


PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of CSI and its wholly-owned subsidiary, Doorways, Inc. All intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

Revenue from consulting and professional services is recognized at the time the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured.

ACCOUNTS RECEIVABLE

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and changes the allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections, contractual terms and current credit conditions.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and includes equipment held under capital lease agreements. Depreciation, which includes amortization of leased equipment, is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Expenditures for maintenance and repairs have been charged to operations. Major renewals and betterments have been capitalized.

AMORTIZATION

The Company amortizes deferred loan costs on a straight-line basis over the term of the related loan instrument. The Company amortizes acquired customer lists and contracts over an estimated useful life of 5 years.

GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the amounts paid in connection with a settlement agreement with the Elligent Consulting Group to re-acquire the ownership rights to the Company and in connection with the acquisition of Scosys, Inc. Additionally, as part of the Company's acquisition of Scosys, Inc., executed in November 2002, the Company acquired intangible assets. The Company adopted FASB Statement 142 as of January 1, 2002 for all goodwill recognized in the Company's balance sheet as of December 31, 2001. This statement changed the accounting for goodwill from an amortization method to an impairment-only approach, and introduced a new model for determining impairment charges.

Goodwill and intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist or at least annually. The Company assesses the recoverability of its assets, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," comparing projected undiscounted cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The Company's goodwill and intangible assets were not impaired at December 31, 2003.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers, based upon factors surrounding their credit risk, establishes an allowance for doubtful accounts, and as a consequence believes that its accounts receivable credit risk exposure beyond such allowances is limited. At December 31, 2003, one customer approximated 25% of the Company's accounts receivable balance.

The Company maintains its cash with a high credit quality financial institution. Each account is secured by the Federal Deposit Insurance Corporation up to $100,000.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising costs amounted to approximately $8,000 and $5,700 for the years ended December 31, 2003 and 2002, respectively.

INCOME TAXES

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

On January 1, 2001, CSI elected to be an "S" Corporation whereby, the shareholders account for their share of CSI"s earnings, losses, deductions and credits on their Federal and various state income tax returns. CSI is subject to New York City and various state income taxes. On September 30, 2003, CSI's "S" Corporation status was revoked in connection with the conversion of convertible subordinated debt into common shares. Effective October 1, 2004, as a result of the revocation, the Company's tax status reverts to a C Corporation and on a prospective basis, the Company would expect to have an effective income tax rate of approximately 40%.


DERIVATIVES

In September 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 " Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which requires the recognition of all derivatives as either assets or liabilities measured at fair value, with changes in value reflected as current period income (loss) unless specific hedge accounting criteria are met. The effective date of SFAS No. 133, as amended by SFAS No. 138, is for fiscal years beginning after September 15, 2000. The Company adopted SFAS No. 133 as of January 1, 2001, resulting in no material impact upon adoption. SFAS No. 133 did not have a material impact on the financial results for the years ended December 31, 2003 and 2002.

RECLASSIFICATIONS

Certain amounts in prior periods have been reclassified to conform to the 2003 presentation.

RESTATEMENT OF FINANCIAL STATEMENTS

The following is a brief description of the differences between the Company's original accounting treatment and the revised accounting treatment that it has concluded is appropriate and has been reflected in the accompanying financial statements for the respective periods.

Recognition of interest income on Due from Stockholders - Retained earnings at January 1, 2002 has been adjusted to reflect interest income on loans receivable due from stockholders. The Company's original accounting did not include any adjustments to its financial statements for interest due on these loans. These loans receivable bear interest at 3% per annum and are due and payable by December 31, 2005. The revised accounting resulted in an increase to retained earnings of $10,800 as of January 1, 2002. The Company also recorded an additional $5,400 as interest income as a result of the correction of this error for the year ended December 31, 2002.

Recognition of Additional Intangibles and Goodwill related to acquisition of Scosys, Inc. - Retained earnings at December 31, 2002 has been reduced by approximately $11,000 to reflect additional amortization expense on certain acquired intangibles and interest expense on an obligation to a third party in connection with the acquisition of Scosys, Inc. (See Note 5). The Company's original accounting did not properly include the amount of intangibles acquired in connection with the Scosys, Inc. acquisition in November 2002. In connection with this acquisition, the Company recorded an additional $351,723 in intangible assets and $349,088 in goodwill and a corresponding obligation of $700,811 to a third party. (See Note 7)

Stockholders' Equity - Common stock has been reduced by $1,000 and Additional paid in capital has been increased by $1,000 at January 1, 2002 to reflect the consolidated results of the Company which were previously reported as affiliated and combined entities.

NOTE 2:     RECENT PRONOUNCEMENTS

On August 16, 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Specifically, this standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The entity is required to capitalize the cost by increasing the carrying amount of the related long-lived asset. The capitalized cost is then depreciated over the useful life of the related asset and the liability is accreted, with changes to the operating expense, to the estimated settlement obligation amount. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss. The standard is effective for fiscal years beginning after June 15, 2002. The Company adopted SFAS No. 143 as of as of January 1, 2003 and this adoption had no material impact on the Company's consolidated financial statements for the year ended December 31, 2003.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 establishes standards for long-lived assets to be disposed of, and redefines the valuation and presentation of discontinued operations. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of SFAS 144 did not have a material effect on the Company's consolidated financial position, results of operations, and cash flows.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. Previous accounting guidance was provided by EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 replaces EITF 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted SFAS No. 146 as of January 1, 2003 and this adoption had no material impact on the Company's consolidated financial statements for the year ended December 31, 2003.

In November 2002, the EITF reached consensus on EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". This consensus requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the deliverables in the arrangement meet specific criteria. In addition, arrangement consideration must be allocated among the separate units of accounting based on their relative fair values, with certain limitations. The Company will be required to adopt the provisions of this consensus for revenue arrangements entered into after June 30, 2003, and the Company has decided to apply it on a prospective basis. The Company does not have any revenue arrangements that would have a material impact on its financial statements with respect to EITF No. 00-21.

In November 2002, the FASB issued FASB Interpretation, or FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. However, a liability does not have to be recognized for a parent's guarantee of its subsidiary's debt to a third party or a subsidiary's guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 irrespective of the guarantor's fiscal year end. The disclosure requirements of FIN No. 45 are effective for financial statements with annual periods ending after December 15, 2002. The Company does not have any guarantees that would require disclosure under FIN No. 45.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure - an Amendment to SFAS No. 123". SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 for public companies. This statement is effective for fiscal years beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No. 148 as of January 1, 2003 and plans to continue to follow the provisions of APB Opinion No. 25 for accounting for stock based compensation.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- An Interpretation of ARB No. 51", which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 provides guidance related to identifying variable interest entities (previously known generally as special purpose entities, or SPEs) and determining whether such entities should be consolidated. FIN No. 46 must be applied immediately to variable interest entities created or interests in variable interest entities obtained, after January 31, 2003. For those variable interest entities created or interests in variable interest entities obtained on or before January 31, 2003, the guidance in FIN No. 46 must be applied in the first fiscal year or interim period beginning after June 15, 2003. The Company adopted FIN No. 46 as of January 1, 2003 and this adoption had no material impact on the Company's consolidated financial statements for the year ended December 31, 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies the characteristics of an obligation of the issuer. This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that it did not have any financial instruments that are impacted by SFAS No. 150.

NOTE 3:     PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                               DECEMBER 31,
                                                                  2003
                                                              -------------
Computer equipment                                            $     609,968
Furniture and fixtures                                              103,777
Automobiles                                                          72,833
Leasehold improvements                                               87,546
                                                              -------------
                                                                    874,124
Accumulated depreciation                                           (603,428)
                                                              -------------
                                                              $     270,696
                                                              =============


NOTE 4:     RELATED PARTY TRANSACTIONS

Due from stockholders of $203,623 at December 31, 2003 consists of loans receivable and accrued interest thereon from the majority stockholders / officers of the Company. These loans bear interest at 3% per annum and are due and payable by December 31, 2005.

NOTE 5:     INTANGIBLES

Intangibles acquired have been assigned as follows:

                                                               DECEMBER 31,
                                                                  2003
                                                              -------------
Customer lists and contracts                                  $     414,000
Proprietary rights and rights to the name of Scosys Inc.             20,000
                                                              -------------
                                                                    434,000
Accumulated amortization                                            (89,710)
                                                              -------------
                                                              $     344,290
                                                              =============


NOTE 6:     LINE OF CREDIT

The credit facility provides for a maximum borrowing of $2,250,000, based on eligible accounts receivable. The interest rate is at the bank's prime rate plus one (5.0% at December 31, 2003). The line is collateralized by all corporate assets, guaranteed by the Company's shareholders, and expires on June 30, 2004. As of December 31, 2003, the Company is in violation of certain financial covenants in connection with the credit facility and notes payable to a bank. (See Note 14).

On October 29, 2003, the Company obtained an additional $2,000,000 Unsecured Convertible Line of Credit Note. The terms of the note provide for interest accruing at 7% per annum with a maturity date of October 28, 2008, unless converted into Common Stock at the Company or the Noteholder's option. (See Note
14)

NOTE 7:     LONG-TERM DEBT

Long-term debt consisted of the following:

                                                               DECEMBER 31,
                                                                   2003
                                                              -------------

Note payable to a bank requiring monthly installments of
$8,333, plus interest at the bank's prime rate plus 1/4%
(4.25% at December 31,  2003),  due November  2005.  The
note is  collateralized  by all corporate  assets and is
guaranteed by the Company's shareholders.                     $     191,666

Note payable to a bank requiring monthly installments of
$11,667,  plus  interest at LIBOR plus 200 basis points,
due November  2005.  The note is  collateralized  by all
corporate  assets,  pledged  securities  of  one  of the
shareholders,   and  is   guaranteed  by  the  Company's
shareholders.  The LIBOR rate at  December  31, 2002 was
1.46%.                                                              268,333

An  obligation  due  to a  third  party  (See  Note  1 -
Restatement of Financial  Statements) in connection with
an acquisition of Scosys,  payable through May 2004. The
obligation  has been  present  valued  at the  Company's
implicit  borrowing rate at the time of the  acquisition
(5.25%)                                                             213,533

Notes payable under capital lease obligations payable to
various  finance  companies  for  equipment  at  varying
rates of interest and maturity dates through 2006.                   22,377
                                                              -------------
                                                                    695,909

Less:  Current  portion  of  long-term  debt,  including
obligations under capital leases of $8,448.                        (461,981)
                                                              -------------
                                                              $     233,928
                                                              =============


Future annual payments of long-term debt is as follows:

YEARS ENDING DECEMBER 31
------------------------
       2004                                                   $     461,981
       2005                                                         227,706
       2006                                                           6,222
                                                              -------------
                                                              $     695,909
                                                              =============


As a result of the Replacement Line of Credit described in Note 14, no long-term portion of the Notes payable to the bank were reclassified to be reported as currently due as a result of the Company's violation of existing covenants.

NOTE 8:     OBLIGATIONS UNDER CAPITAL LEASES

The Company has entered into various capital leases that are collateralized by computer equipment with an original cost of approximately $389,000.

The following is a schedule of future minimum payments required under the leases together with their present value as of December 31, 2003:

YEARS ENDING DECEMBER 31
------------------------
       2004                                                   $      11,012
       2005                                                           9,219
       2006                                                           6,593
                                                              -------------
                                                              $      26,824
Less: Amount representing interest                                   (4,447)
                                                              -------------
                                                              $      22,377
                                                              =============


NOTE 9:     STOCKHOLDERS' EQUITY

In July 2003, the Company issued $1,500,000 of 7% Convertible Promissory Notes due January 1, 2006. On September 30, 2003, these notes were converted into 100,000 shares of CSI's common stock.


NOTE 10:    INCOME TAXES

The Company provides for federal and state income taxes in accordance with current rates applied to accounting income before taxes. The provision for income taxes is as follows:

                                                    YEARS ENDED DECEMBER 31
                                                    -----------------------
                                                       2003         2002
                                                    ----------   ----------

Current- Federal                                    $       --   $   63,300
Current - State
                                                            --       37,800
Deferred - Federal                                    (147,800)     (63,500)
Deferred - State                                       (43,000)     (15,200)
                                                    ----------   ----------
                                                    $ (190,800)  $   22,400
                                                    ==========   ==========


Deferred tax benefit in 2002 consisted of the temporary difference caused by the conversion of cash-basis tax accounting to accrual-basis tax accounting pursuant to Internal Revenue Code section 481(a) which allows up to a 4 year spreading of the income and expenses caused by the change in accounting method that completed during 2002.

The Company has net operating loss carry-forwards for both Federal and State purposes totaling approximately $413,000 that expire in 2023.

Deferred  tax  assets   (liabilites)   consisted  of  the  following   temporary
differences:

                                                               DECEMBER 31,
                                                                   2003
                                                              -------------
Net operating losses                                          $     164,900
Accounts receivable                                                  36,700
Property and equipment                                                2,200
Goodwill                                                            (36,900)
Intangible assets                                                    23,900
                                                              -------------
                                                              $     190,800
                                                              =============


NOTE 11:    MAJOR CUSTOMERS

During 2003 and 2002, the Company had sales to two major customers which totaled approximately $6,126,000 and $9,540,000, respectively. Amounts due from these customers included in accounts receivable were approximately $366,000 and $726,000 at December 31, 2003 and 2002, respectively.

NOTE 12:    EMPLOYEE BENEFIT PLAN

The Company has a defined contribution profit sharing plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Eligible employees may contribute on a tax deferred basis a percentage of compensation up to the maximum allowable amount. Although the plan does not require a matching contribution by the Company, the Company may make a contribution. The Company"s contributions to the plan for the years ended December 31, 2003 and 2002 was approximately $24,000 and $20,000, respectively.

NOTE 13:    COMMITMENTS

LEASE COMMITMENTS

The Company's corporate headquarters are located in East Hanover, New Jersey, where it operates under an amended lease agreement expiring December 31, 2005. In addition to minimum rentals, the Company is liable for its proportionate share of real estate taxes and operating expenses, as defined.

Rent expense, including automobile rentals, totaled approximately $313,000 and $416,000 in 2003 and 2002, respectively.

The Company is committed under several operating leases for automobiles that expire during 2007.

Future minimum lease payments due under all operating lease agreements as of December 31, 2003 are as follows:

YEARS ENDING DECEMBER 31               OFFICE      AUTOMOBILES      TOTAL
------------------------            -----------    -----------   ----------
         2004                       $   310,615    $    33,013   $  343,628
         2005                           299,575         30,785      330,360
         2006                                --         30,785       30,785
         2007                                --          7,696        7,696
                                    -----------    -----------   ----------
                                    $   610,190    $   102,279   $  712,469
                                    ===========    ===========   ==========

LETTER OF CREDIT

The Company is committed under an outstanding letter of credit with a bank to secure the security deposit on the office space in the amount of $83,375 and $191,356 as of December 31, 2003 and 2002, respectively.

AGREEMENTS

During 2002, the Company executed a twelve month employment agreement with one of Scosys' senior management. This agreement expired in November 2003 and has not been renewed.

NOTE 14:    SUBSEQUENT EVENTS

Reverse Merger

On August 21, 2003, LCS Group, Inc., LCS Acquisition Corp., a wholly owned subsidiary of LCS Group, Inc., CSI and CSI's executive officers and principal stockholders, executed an Agreement and Plan of Reorganization to merge CSI into LCS Acquisition Corp. This transaction was consummated on January 30, 2004, CSI became the operating entity, LCS Group changed its name to CSl and the CSI shareholders control approximately 84% of the shares of the Company.

In connection with this transaction, LCS Group, Inc. agreed to a.) increase the number of common shares they were authorized to issue from 50,000,000 to 1,000,000,000; b.) authorized the right to issue up to 20,000,000 shares of preferred stock; and c.) adopted the 2003 Stock Incentive Plan (the "2003 Stock Option Plan").

The 2003 Stock Option Plan authorizes the issuance of up to 100,000,000 shares of common stock for issuance upon exercise of options. It also authorizes the issuance of stock appreciation rights. On March 29, 2004, the Company granted 19,200,000 options to purchase its common stock at an exercise price of $0.165.

Since the stockholders of CSI own a majority of the issued and outstanding shares of LCS Group, Inc. (prior to the name change noted above) after the merger, this transaction will be accounted for as a reverse merger whereby CSI is deemed to be the accounting acquirer of LCS Group, Inc.. Because LCS Group, Inc. did not have any assets or liabilities prior to the merger, there is no goodwill or other intangibles that will arise from the merger. As a result, historical stockholder's equity of CSI will be retroactively restated to reflect the recapitalization.

Pro-forma information: For the nine months ended November 30, 2003, LCS Group Inc. reported an unaudited loss from operations of approximately $561,000. The loss from operations consisted of $487,000 of selling, general and administrative expenses and $74,000 of interest expense. As part of the merger with CSI, a condition precedent to closing the merger transaction, 100% of the outstanding stock of LCS Golf, Inc. (a wholly-owned subsidiary of LCS Group,

Inc.) was required to be sold to a third-party. As the results noted above are those of LCS Golf, Inc. which was sold prior to the merger, no pro-forma results of operations are shown. As a result of the retroactive recapitalization, CSI would have had 593,000,000 and 592,900,000 shares of common stock outstanding as of December 31, 2003 and 2002, respectively.

Borrowings under the Unsecured Convertible Line of Credit Note

On October 29, 2003, the Company made arrangements to obtain a $2,000,000 Unsecured Convertible Line of Credit Note. The terms of this new note provide for interest accruing on advances at 7% per annum with a maturity date of October 28, 2008, unless converted into Common Stock at the Company's or the Note holder's option. As of February 28, 2004, the Company has drawn down on the facility and received advances totaling $2,000,000.

Replacement Line of Credit

On March 30, 2004, the Company executed a $3,000,000 revolving line of credit secured by substantially all of the corporate assets with a new financial institution. This credit facility was utilized to replace the existing Line of Credit facility expiring in June 2004 and both Notes payable to a bank. The terms of this new note provide for interest accruing on advances at seven eighths of one percent (7/8%) over the institution's prime rate. This line of credit contains certain financial covenants including but not limited to a.) Debt Service Coverage ratios; b.) Minimum Tangible Capital Funds limits; and c.) Current Ratio limits, as defined. The Company will be measured quarterly on these covenants beginning June 30, 2004.

DeLeeuw Acquisition

In March 2004, the Company formed a wholly-owned acquisition subsidiary, DeLeeuw Conversion LLC ("DCL"), for the purpose of consummating a merger with DeLeeuw Associates, Inc. a privately-held New Jersey corporation ("DAI"). On March 4, 2004, DCL completed the merger with DAI. At the closing of the merger, DAI was merged with and into DCL, and Mr. DeLeeuw received $2,000,000 and 80,000,000
outstanding  shares  of  common  stock  of  CSI  (approximately   11.9%  of  the
outstanding shares). On March 5, 2004, DCL changed its name to Deleeuw Associates, LLC.

Employment Agreements

On March 26, 2004, the Company entered into employment agreement with Scott Newman , CSI's President and Chief Executive Officer, director and principal stockholder. The agreement provides for an annual salary of $500,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Newman's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

On March 26, 2004, the Company entered into employment agreement with Glenn Peipert, CSI's Vice President and Chief Operating Officer, director and principal stockholder. The agreement provides for an annual salary of $375,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

On March 26, 2004, the Company entered into employment agreement with Mitchell Peipert, CSI's Vice President and Chief Financial Officer. The agreement provides for an annual salary to of $200,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

NOTE 15:    SUBSEQUENT EVENTS (UNAUDITED)

Acquisition of DeLeeuw Associates, Inc.

      In March 2004, the Company formed a wholly owned acquisition subsidiary, DeLeeuw Conversion, LLC ("DCL"), for the purpose of consummating a merger with DeLeeuw Associates, Inc. a privately-held New Jersey corporation ("DAI"). On March 4, 2004, DCL completed the merger with DAI, whereby DAI was merged with and into DCL, and Robert C. DeLeeuw, the president and sole stockholder of DAI, received $2,000,000 and 80,000,000 shares of common stock of CSI (at the time, approximately 11.9% of the outstanding shares). On March 5, 2004, DCL changed its name to DeLeeuw Associates, LLC. The Company's consolidated financial statements include DeLeeuw Associates results of operations for the period subsequent to its acquisition on March 4, 2004. Exclusive of future consideration, the purchase price was allocated to the various assets of DeLeeuw Associates as follows:


Approved vendor status                                        $   1,597,000
Accounts receivable                                                 975,513
Tradename                                                           722,000
Goodwill                                                            452,875
Other assets                                                         55,776
Current liabilities                                                (285,651)
Deferred tax liability                                             (300,000)
                                                              -------------
    Total purchase price                                      $   3,217,513
                                                              =============

Acquisition of Evoke Software Corporation

      On June 28, 2004, CSI, through its subsidiary Evoke Asset Purchase Corp., acquired substantially all of the assets and assumed substantially all of the liabilities of Evoke, a privately-held California corporation. The acquisition was completed pursuant to an Asset Purchase Agreement between CSI, Evoke Asset Purchase Corp. and Evoke. In connection with the acquisition, CSI (i) issued 72,543,956 shares of its common stock to Evoke, 7,150,000 of which have been deposited into an escrow account for a period of one-year and may be reduced based upon claims for indemnification that may be made pursuant to the agreement; (ii) issued 5% of the outstanding shares of the Evoke Asset Purchase Corp. to Evoke; (iii) issued 3,919,093 shares of its common stock to certain executives of Evoke as a severance payment and to certain employees as retention shares; and (iv) agreed to pay $448,154 in deferred compensation to certain employees of Evoke. For accounting purposes, this transaction was deemed to have occurred on June 30, 2004. Transaction volumes between June 28 and June 30, 2004 were de-minimis.

      Exclusive of future contingent consideration, the purchase price was allocated to the various assets and liabilities of Evoke as follows:



Customer contracts                                            $   1,962,000
Computer software                                                 1,381,000
Tradename                                                           316,528
Accounts receivable                                                 579,839
Furniture and equipment                                             183,717
Cash                                                                497,492
Other assets                                                         89,883
Deferred revenue                                                 (1,254,043)
Other liabilities                                                (1,936,693)

      The unaudited proforma consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2004, set forth below gives effect to the acquisitions of the DeLeeuw Associates and Evoke Software Corporation as if they occurred on January 1, 2003.

                                                SIX MONTHS      YEAR ENDED
                                               ENDED JUNE 30,   DECEMBER 31,
                                                    2004           2003
                                               ------------    ------------
Revenues                                       $ 15,263,889    $ 25,422,859)
Net Loss                                       $ (1,326,455)   $ (3,301,174)
Net Loss per share                             $      (0.00)   $      (0.01)


Line of credit

      On March 30, 2004, the Company executed a $3,000,000 revolving line of credit with North Fork Bank (formerly known as TrustCompany Bank) secured by substantially all of the corporate assets. The terms of this note provide for interest accruing on advances at seven eighths of one percent (7/8%) over the institution's prime rate. Proceeds from this revolving line of credit were used to repay all amounts previously outstanding under the prior revolving credit facility.

      On August 16, 2004, the Company replaced its $3,000,000 line of credit with North Fork Bank with a revolving line of credit with Laurus Master Fund, Ltd. ("Laurus"), whereby the Company will have access to borrow up to $6,000,000 based upon eligible accounts receivable. This revolving line, effectuated through a $2,000,000 convertible minimum borrowing note and a $4,000,000 revolving note, provides for advances at an advance rate of 90% against eligible accounts receivable, with an annual interest rate of prime rate (as reported in the Wall Street Journal) plus 1%, and maturing in three years. These notes will be decreased by 1.0% for every 25% increase above the fixed conversion price prior to an effective registration statement and 2.0% thereafter up to a minimum of 0.0%. This line of credit is secured by substantially all the corporate assets. Both the $2,000,000 convertible minimum borrowing note and the $4,000,000 revolving note provide for conversion at the option of the holder of the amounts outstanding into the Company's common stock at a fixed conversion price of $0.14 per share. In the event that the Company issues Company stock or derivatives convertible into Company stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation. Additionally, in exchange for a secured convertible term note bearing interest at prime rate (as reported in the Wall Street Journal) plus 1%, Laurus has made available to the Company an additional $5,000,000 to be used for acquisitions. This note is convertible into Company common stock at a fixed conversion price of $0.14 per share. In the event that the Company issues Company stock or derivatives convertible into Company stock for a price less the fixed conversion price, then the fixed conversion price is reset to the lower price. This note matures in three years. This cash will be restricted for use until approved acquisition targets identified by the Company are approved by Laurus. A portion of Laurus's revolving line of credit will be used to pay off all outstanding borrowings from North Fork Bank. The Company issued Laurus a common stock purchase warrant that provides Laurus with the right to purchase 12,000,000 shares of the Company's common stock. The exercise price for the first 6,000,000 shares acquired under the warrant is $0.29 per share, the exercise price for the next 3,000,000 shares acquired under the warrant is $0.31 per share, and the exercise price for the final 3,000,000 shares acquired under the warrant is $0.35 per share. The common stock purchase warrant expires on August 16, 2011. The Company paid $749,000 in brokerage and transaction closing related costs. These costs will be deducted from the $5,000,000 restricted cash balance being provided to the Company by Laurus.

Long-term debt

      In February 2004, we obtained $2.0 million in financing pursuant to an October 2003 unsecured convertible line of credit note. In May 2004, pursuant to the complete conversion of this unsecured convertible line of credit note, the participating investor received 16,666,666 shares of our common stock, plus interest. Further in May 2004, we raised an additional $2.0 million pursuant to a new five-year unsecured promissory note with the same investor. In June 2004, we replaced the May 2004 note by issuing a five-year $2.0 million unsecured convertible line of credit note with the same investor. The note accrues at an annual interest rate of 7%, and the conversion price of the shares of common stock issuable under the note is equal to $0.105 per share. In addition, such investor received a warrant to purchase 4,166,666 shares of our common stock at an exercise price of $0.105 per share. This warrant expires in June 2009.

Short term notes payable

      In September 2004, we issued to Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, "Sands") three subordinated secured convertible promissory notes equaling $1,000,000 (the "Notes"), each with an annual interest rate of 8% expiring September 22, 2005. The Notes are secured by substantially all corporate assets, subordinate to Laurus. The Notes are convertible into shares of our common stock at the election of Sands at any time following the consummation of a convertible debt or equity financing with gross proceeds of $5 million or greater to us (a "Qualified Financing"). The conversion price of the shares of our common stock issuable upon conversion of the Notes shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to convert the Notes at a fixed conversion price of $0.14 per share. In the event that we issue stock or derivatives convertible into our stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation. We also issued Sands three common stock purchase warrants (the "Warrants") providing Sands with the right to purchase 6,000,000 shares of our common stock. The exercise price of the shares of our common stock issuable upon exercise of the Warrants shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to exercise the Warrants at a fixed conversion price of $0.14 per share. The latest that the Warrants may expire is September 8, 2008. Finally, we engaged Sands Brothers International Limited as our non-exclusive financial advisor at $6,000 per month for a period of one year.

Related party transactions

      In November 2003, the Company executed an Independent Contractor Agreement with Leading Edge Communications Corporation ("LEC"), whereby CSI agreed to be a subcontractor for LEC, and to provide consultants as required to LEC. In return for these services, CSI receives a fee from LEC based upon the hourly rates established for consultants subcontracted to LEC.

      CSI acquired 49% of all issued and outstanding shares of common stock of LEC as of May 1, 2004. The Company accounts for its investment in LEC under the equity method and does not exercise significant control over the investee nor have control of LEC's Board of Directors. The acquisition was completed through a Stock Purchase Agreement between CSI and Mary Ferrara, the sole stockholder of LEC. In connection with the acquisition, CSI (i) repaid a bank loan on behalf of the seller in the amount of $35,000; (ii) repaid an LEC bank loan in the amount of $38,000; and (iii) satisfied an LEC obligation for $10,000 of prior compensation to an employee.

      For the year ended December 31, 2003 and the six months ended June 30, 2004, CSI invoiced LEC $392,958 and $1,841,000, respectively, for the services of consultants subcontracted to LEC by CSI. As of December 31, 2003 and June 30, 2004, CSI had accounts receivable due from LEC of approximately $392,958 and $786,000, respectively.

Stock options

      The 2003 Incentive Plan authorizes the issuance of up to 100,000,000 shares of common stock for issuance upon exercise of options. It also authorizes the issuance of stock appreciation rights. On March 29, 2004 and April 12, 2004, the Company granted a total of 19,950,000 options to purchase its common stock at an exercise price of $0.165 per share. The options granted are a combination of both incentive and nonqualified options, vest over a three year period from the date of grant, and expire ten years from the date of grant. Between May and June 2004, the Company granted 11,905,000 options to purchase its common stock at an exercise price of $0.20 per share. The options granted are all incentive options, vest over a three year period from the date of grant, and expire ten years from the date of grant.

      The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") in accounting for its employee stock options. Under APB25, because the exercise of the Company's employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in the Company's consolidated statements of operations. The Company is required under Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation", which established a fair value based method of accounting for stock compensation plans with employees and others to disclose pro-forma financial information regarding option grants made to its employees.

      The Company follows EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18") in accounting for stock options issued to non-employees. Under EITF 96-18, the equity instruments should be measured at the fair value of the equity instrument issued. During the three months ended June 30, 2004, the Company granted 450,000 stock options to non-employee recipients. In compliance with EITF 96-18, the fair value of these options was determined using the Black-Scholes option pricing model. The Company is recording the fair value of these options as expense over the three year vesting period of the options.

      The following pro-forma net income and earnings per share (EPS) reflects the difference between stock compensation costs charged to operations under the APB 25 intrinsic value method and pro-forma stock compensation cost that would have been recorded if the SFAS 123 fair value method had been applied. The Black-Scholes option pricing model used in this valuation was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions. CSI's stock-based compensation has characteristics significantly different from those of traded options, and changes in the assumptions used can materially affect the fair value estimate.

                                                                 SIX MONTHS
                                                   YEAR ENDED      ENDED
                                                  DECEMBER 31,    JUNE 30,
                                                      2003          2004
                                                  ------------   ----------
                                                   (UNAUDITED)   (UNAUDITED)
Reported net loss                                 $   (306,763)  $ (691,546)
Pro-forma stock compensation, net of tax                    --     (139,238)
                                                  ------------   ----------
Pro-forma net loss                                $   (306,763)  $ (830,784)
                                                  ============   ==========
Basic EPS:
   As reported                                    $      (0.00)  $    (0.00)
   Pro-forma                                      $      (0.00)  $    (0.00)
Diluted EPS:
   As reported                                    $      (0.00)  $    (0.00)
   Pro-forma                                      $      (0.00)  $    (0.00)
Weighted average fair value per option
   share granted                                           N/A   $     0.13
Weighted average assumptions used to value
   options granted:
   Risk-free interest rate                                 N/A         1.33%
   Expected volatility                                     N/A          139%
   Expected life (years)                                   N/A         3.00


There were no options granted during the year ended December 31, 2003. As a result, the assumptions pertaining to the option grants during 2003 were noted as N/A in the above table.


Earnings per share

      Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding plus the effect of outstanding stock options using the "treasury stock" method.

The components of basic and diluted earnings per share are as follows:


                                                YEAR ENDED        SIX MONTHS
                                                DECEMBER 31,    ENDED JUNE 30,
                                                   2003              2004
                                               ------------     --------------
                                                (UNAUDITED)       (UNAUDITED)

Net income (loss) available for common
  stockholders (A)                             $   (306,763)    $   (1,358,213)

Weighted average outstanding shares of
  common stock (B)                              593,000,000        650,075,398

Common stock and common stock equivalents (C)   593,000,000        650,075,398

Earnings (loss) per share:
Basic (A/B)                                    $      (0.00)    $        (0.00)
Diluted (A/C)                                  $      (0.00)    $        (0.00)


      For the six months ended June 30, 2004, 32,305,000 shares attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the effect was antidilutive. There were no stock options outstanding during 2003. Additionally, the effect of 4,166,666 warrants which were issued on June 7, 2004 were excluded from the calculation of diluted earnings per share for the six months ended June 30, 2004 because the effect was antidilutive.

Income taxes

      Our provision for income taxes is based on estimated effective annual income tax rates. The provision may differ from income taxes currently payable because certain items of income and expense are recognized in different periods for financial statement purposes than for tax return purposes.

      During the first six months of 2004, our effective tax rate was estimated to be approximately 40%.

Commitments and contingencies

      On June 29, 2004, Viant Capital LLC commenced legal action against us in the United States District Court for the Southern District of New York. Through an agreement with Viant, Viant had the exclusive right to obtain private equity transactions on behalf of the company from February 18 to May 17, 2004. Viant alleges that it is owed a fee of approximately $450,000 relating to our loan from a private investor in May 2004. Management believes that this loan does not qualify as a private equity transaction and we intend to vigorously defend the company. As of August 20, 2004, there have been no material developments in the suit. The Company has estimated the probable loss related to this suit to be the agreed upon contract signing fee of $75,000 and has recorded a liability for this amount.

Lease commitments

      In July 2004, the Company's lease agreement for its corporate headquarters facility in East Hanover, NJ was amended. The lease term was extended to December 31, 2010 from December 31, 2005 and an additional 3,500 square feet of space was obtained.

--------------------------------------------------------------------------------


---------------------------------       ---------------------------------------

YOU  SHOULD  RELY  ONLY  ON  THE
INFORMATION  CONTAINED  IN  THIS        CONVERSION SERVICES INTERNATIONAL, INC.
DOCUMENT. WE HAVE NOT AUTHORIZED
ANYONE  TO   PROVIDE   YOU  WITH          565,657,157 SHARES OF COMMON STOCK
INFORMATION  THAT IS  DIFFERENT.
THIS  DOCUMENT  MAY ONLY BE USED
WHERE  IT IS  LEGAL  TO SELL THE
SECURITIES.  THE  INFORMATION IN
THIS   DOCUMENT   MAY   ONLY  BE
ACCURATE  ON THE  DATE  OF  THIS
DOCUMENT.                                              ----------
                                                       PROSPECTUS
ADDITIONAL       RISKS       AND                       ----------
UNCERTAINTIES    NOT   PRESENTLY
KNOWN   OR  THAT  IS   CURRENTLY
DEEMED   IMMATERIAL   MAY   ALSO
IMPAIR OUR BUSINESS  OPERATIONS.
THE  RISKS   AND   UNCERTAINTIES
DESCRIBED  IN THIS  DOCUMENT AND
OTHER  RISKS  AND  UNCERTAINTIES
WHICH WE MAY FACE IN THE  FUTURE
WILL HAVE A GREATER  IMPACT UPON
THOSE WHO  PURCHASE  OUR  COMMON
STOCK.   THESE  PURCHASERS  WILL
PURCHASE OUR COMMON STOCK AT THE
MARKET  PRICE OR AT A  PRIVATELY
NEGOTIATED  PRICE  AND  WILL RUN
THE RISK OF LOSING  THEIR ENTIRE
INVESTMENT.
---------------------------------       ---------------------------------------

                                                  _______ __, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM. 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The registrant's certificate of incorporation, as amended, currently states that a director of the registrant shall have no personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      The registrant's bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving while a director or officer of the registrant at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Any person claiming indemnification as provided in the bylaws shall be entitled to advances from the registrant for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law. On the request of any person requesting indemnification under such provisions, the Board of Directors of the registrant or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the board or committee so directs or if the board or committee is not empowered by statute to make such determination.

      The indemnification and advancement of expenses provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is or was serving at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the bylaws.

      The duties of the registrant to indemnify and to advance expenses to a director or officer provided in the bylaws shall be in the nature of a contract between the registrant and each such director or officer, and no amendment or repeal of any such provision of the bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

      Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. The registrant has directors and officers liability insurance.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an estimate of the expenses that we expect to incur in connection with this registration. We will pay all of these expenses, and the selling stockholders will not pay any of them.

                                                        AMOUNT
                                                      TO BE PAID
                                                     ------------
      SEC registration fee                           $  [_______]
      Printing and engraving expenses                $   2,500.00*
      Legal fees and expenses                        $  40,000.00*
      Accounting fees and expenses                   $  20,000.00*
      Transfer Agent and Registrar fees              $   2,000.00*
      Miscellaneous fees and expenses                $   3,482.81*
                                                     ------------
                  Total                              $  70,000.00*
                                                     ============

      *     Estimate, and subject to future contingencies.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

      Set forth below is information regarding the issuance and sales of our securities without registration during the last three years. Other than as set forth below, no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. All sales below were made in reliance on Section 4(2) of the Securities Act.

      In September 2004, we issued to Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, "Sands") three subordinated secured convertible promissory notes equaling $1,000,000 (the "Notes"), each with an annual interest rate of 8% expiring September 22, 2005. The Notes are secured by substantially all corporate assets, subordinate to Laurus. The Notes are convertible into shares of our common stock at the election of Sands at any time following the consummation of a convertible debt or equity financing with gross proceeds of $5 million or greater to us (a "Qualified Financing"). The conversion price of the shares of our common stock issuable upon conversion of the Notes shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to convert the Notes at a fixed conversion price of $0.14 per share. In the event that we issue stock or derivatives convertible into our stock for a price less the aforementioned fixed conversion price, then the fixed conversion price is reset using a weighted average dilution calculation. We also issued Sands three common stock purchase warrants (the "Warrants") providing Sands with the right to purchase 6,000,000 shares of our common stock. The exercise price of the shares of our common stock issuable upon exercise of the Warrants shall be equal to a price per share of common stock equal to forty percent (40%) of the price of the securities issued pursuant to a Qualified Financing. If no Qualified Offering has been consummated by September 8, 2005, then Sands may elect to exercise the Warrants at a fixed conversion price of $0.14 per share. The latest that the Warrants may expire is September 8, 2008.

      In August 2004, we replaced our $3,000,000 line of credit with North Fork Bank with a revolving line of credit with Laurus Master Fund, Ltd. ("Laurus"), effectuated through a $2,000,000 convertible minimum borrowing note and a $4,000,000 revolving note, with an annual interest rate of prime rate (as reported in the Wall Street Journal) plus 1%, and maturing in three years. The interest rate on these notes will be decreased by 1.0% for every 25% increase in our stock price above the fixed conversion price prior to an effective registration statement and 2.0% thereafter up to a minimum of 0.0%. Both the $2,000,000 convertible minimum borrowing note and the $4,000,000 revolving note provide for conversion at the option of the holder of the amounts outstanding into our common stock at a fixed conversion price of $0.14 per share. Additionally, in exchange for a secured convertible term note bearing interest at prime rate (as reported in the Wall Street Journal) plus 1%, Laurus has made available to us an additional $5,000,000 to be used for acquisitions. This note is convertible into our common stock at a fixed conversion price of $0.14 per share. In the event that we issue our stock or derivatives convertible into our stock for a price less than the fixed conversion price, then the fixed conversion price is reset to the lower price. This note matures in three years. The proceeds of this loan will be restricted for use for approved acquisition targets identified by us that are approved by Laurus. We issued Laurus a common stock purchase warrant that provides Laurus with the right to purchase 12,000,000 shares of our common stock. The exercise price for the first 6,000,000 shares acquired under the warrant is $0.29 per share, the exercise price for the next 3,000,000 shares acquired under the warrant is $0.31 per share, and the exercise price for the final 3,000,000 shares acquired under the warrant is $0.35 per share. The common stock purchase warrant expires on August 15, 2011.

      Pursuant to the conversion of an unsecured convertible line of credit note in May 2004, participating investors received 16,666,666 shares of our common stock. Due to an adjustment in the conversion price in September 2004, participating investors received an additional 2,380,953 shares of common stock.

      In June 2004, through our subsidiary Evoke Asset Purchase Corp., we acquired substantially all of the assets and assumed substantially all of the liabilities of Evoke Software Corporation, a privately-held California corporation ("Evoke"). In connection with the acquisition, we issued 72,543,956 shares of our common stock to Evoke (7,150,000 of which have been deposited into an escrow account for a period of one-year and may be reduced based upon claims for indemnification that may be made pursuant to the Asset Purchase Agreement among Evoke, Evoke Asset Purchase Corp. and us), and issued 3,919,093 shares of our common stock to certain executives of Evoke as a severance payment and to certain employees as retention shares.

      In March 2004, Robert C. DeLeeuw was issued 80,000,000 shares of common stock pursuant to our acquisition of DeLeeuw Associates, Inc. (7,200,000 of which have been deposited into an escrow account for a period of one-year and may be reduced based upon claims for indemnification that may be made pursuant to the Plan and Agreement of Merger and Reorganization, dated February 27, 2004, among DeLeeuw Associates, Inc., DeLeeuw Conversion LLC and us).

      In January 2004, loans by Dr. Michael Mitchell, the former President, Chief Executive Officer and sole director of LCS, and by Alex Bruni, the former Vice President and Secretary of LCS, were converted into 18,313,157 and 1,000,000 shares of our common stock, respectively, at the closing of the merger of privately-held Conversion Services International, Inc. ("Old CSI") with and into LCS Acquisition Corp., whereby the former stockholders of Old CSI assumed control of our company (the "Merger").

      In January 2004, 500,000,000 shares of common stock were issued Scott Newman, Glenn Peipert and certain investors at the closing of the Merger.

      In December 2003, Gene R. Kazlow, Esq. was issued 500,000 shares of common stock in consideration for performed legal services.

      In December 2003, Barry Feiner, Esq. was issued 500,000 shares of common stock in consideration for performed legal services.

      In December 2003, Susan Erwin was issued 200,000 shares of common stock in consideration for a loan made to a former subsidiary of the Company.

      In December 2003, Lawrence Slavin was issued 100,000 shares of common stock in consideration for performed consulting services.

      In December 2003, Roger Jones was issued 125,000 shares of common stock in consideration for a loan made to a former subsidiary of the Company.

      In November 2003, J.T. Shulman & Company, P.C. was issued 125,000 shares of common stock in consideration for performed accounting services.

      In May 2003, Robert E. Morris was issued 1,100,000 shares of common stock in consideration for a loan made to a former subsidiary of the Company.

      On March 22, 2002, we issued 500,000 shares of our common stock to two of our former directors.

ITEM 27.    EXHIBITS

      The following is a list of exhibits filed as a part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated parenthetically except for those situations where the exhibit number was the same as set forth below.

2.1 Agreement and Plan of Reorganization, dated August 21, 2003, among the Registrant, LCS Acquisition Corp., Conversion Services International, Inc. and certain affiliated stockholders of Conversion Services International, Inc. (filed as Appendix A on Schedule 14A on January 5, 2004).

2.2 First Amendment to Agreement and Plan of Reorganization, dated November 28, 2003, among the Registrant, LCS Acquisition Corp., Conversion Services International, Inc. and certain affiliated stockholders of Conversion Services International, Inc. (filed as Appendix A on Schedule 14A on January 5, 2004).

2.3 Certificate of Merger, dated January 30, 2004, relating to the merger of LCS Acquisition Corp. and Conversion Services International, Inc. (filed as Exhibit 2.3 on Form 8-K on February 17, 2004).

2.4 Acquisition Agreement, dated February 27, 2004, among the Registrant, DeLeeuw Associates, Inc. and Robert C. DeLeeuw (filed as Exhibit 2.1 on Form 8-K on March 16, 2004).

2.5 Plan and Agreement of Merger and Reorganization, dated February 27, 2004, among the Registrant, DeLeeuw Associates, Inc. and DeLeeuw Conversion LLC (filed as Exhibit 2.1 on Form 8-K on March 16, 2004).

2.6 Asset Purchase Agreement, dated May 26, 2004, among the Registrant, Evoke Asset Purchase Corp. and Evoke Software Corporation (filed as Exhibit 2.1 on Form 8-K on July 13, 2004).

3.1 Certificate of Incorporation, as amended (filed as Exhibit 3.1 on Form 10-SB on December 9, 1999).

3.2 Certificate of Amendment to the Registrant's Certificate of Incorporation, dated January 27, 2004 (filed as Exhibit 3.1 on Form 8-K on February 17,
      2004).

3.3 Certificate of Amendment to the Registrant's Certificate of Incorporation, dated January 30, 2004 (filed as Exhibit 3.2 on Form 8-K on February 17,
      2004).

3.4 Amended and Restated Bylaws (filed as Exhibit 3.3 on Form 8-K on February 17, 2004).

4.1 Securities Purchase Agreement, dated August 16, 2004, among the Registrant and Laurus (filed as Exhibit 4.2 on Form 10-QSB on August 23, 2004).

4.3 Registration Rights Agreement, dated August 16, 2004, among the Registrant and Laurus (filed as Exhibit 4.3 on Form 10-QSB on August 23, 2004).

4.4 Common Stock Purchase Warrant, dated August 16, 2004, in favor of Laurus Master Fund, Ltd. (filed as Exhibit 4.7 on Form 10-QSB on August 23,
      2004).

4.5 Common Stock Purchase Warrant, dated September 22, 2004, in favor of Sands Brothers Venture Capital LLC (filed as Exhibit 4.1 on Form 8-K on September 27, 2004).

4.6 Common Stock Purchase Warrant, dated September 22, 2004, in favor of Sands Brothers Venture Capital III LLC (filed as Exhibit 4.2 on Form 8-K on September 27, 2004).

4.7 Common Stock Purchase Warrant, dated September 22, 2004, in favor of Sands Brothers Venture Capital IV LLC (filed as Exhibit 4.3 on Form 8-K on September 27, 2004).

4.8 Registration Rights Agreement, dated September 22, 2004, among the Company, Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (filed as
      Exhibit 4.4 on Form 8-K on September 27, 2004).

5.1   Opinion of Ellenoff Grossman & Schole LLP.*

10.1 Employment Agreement among the Company and Scott Newman, dated March 26, 2004 (filed as Exhibit 10.1 on Form 8-K/A on April 1, 2004).

10.2 Employment Agreement among the Company and Glenn Peipert, dated March 26, 2004 (filed as Exhibit 10.2 on Form 8-K/A on April 1, 2004).

10.3 Employment Agreement among the Company and Mitchell Peipert, dated March 26, 2004 (filed as Exhibit 10.3 on Form 8-K/A on April 1, 2004).

10.4 Employment Agreement among DeLeeuw Associates, LLC (formerly known as DeLeeuw Conversion LLC) and Robert C. DeLeeuw, dated February 27, 2004.**

10.5  2003  Incentive  Plan (filed as  Schedule B on Schedule  14A on January 5,
      2004).

10.6 Security Agreement, dated August 16, 2004, among the Registrant, DeLeeuw Associates, LLC, CSI Sub Corp. (DE), Evoke Software Corporation and Laurus Master Fund, Ltd. ("Laurus") (filed as Exhibit 4.1 on Form 10-QSB on August 23, 2004).

10.7 Secured Convertible Minimum Borrowing Note, dated August 16, 2004 (filed as Exhibit 4.4 on Form 10-QSB on August 23, 2004).

10.8 Secured Revolving Note, dated August 16, 2004 (filed as Exhibit 4.5 on Form 10-QSB on August 23, 2004).

10.9 Secured Convertible Term Note, dated August 16, 2004 (filed as Exhibit 4.6 on Form 10-QSB on August 23, 2004).

10.10 Stock Pledge Agreement, dated August 16, 2004, among the Registrant and Laurus (filed as Exhibit 4.8 on Form 10-QSB on August 23, 2004).

10.11 Senior Subordinated Secured Convertible Promissory Note, dated September 22, 2004, in favor of Sands Brothers Venture Capital LLC (filed as Exhibit
      10.1 on Form 8-K on September 27, 2004).

10.12 Senior Subordinated Secured Convertible Promissory Note, dated September 22, 2004, in favor of Sands Brothers Venture Capital III LLC (filed as
      Exhibit 10.2 on Form 8-K on September 27, 2004).

10.13 Senior Subordinated Secured Convertible Promissory Note, dated September 22, 2004, in favor of Sands Brothers Venture Capital IV LLC (filed as
      Exhibit 10.3 on Form 8-K on September 27, 2004).

10.14 Security Agreement, dated September 22, 2004, among the Registrant, Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (filed as Exhibit 10.4 on Form 8-K on September 27, 2004).

10.15 Subordination Agreement, dated September 22, 2004, among the Registrant, Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC and Laurus Master Fund, Ltd. (filed as Exhibit 10.5 on Form 8-K on September 27, 2004).

10.17 Advisory Agreement, dated September 22, 2004, among the Registrant and Sands Brothers International Limited (filed as Exhibit 10.6 on Form 8-K on September 27, 2004).

21    Subsidiaries of the Company.**

23.1  Consent of Friedman LLP.**

----------
*     To be filed by amendment.
**    Filed herewith.

ITEM 28.    UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) To include any additional or changed material information on the plan of distribution.

      (2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of East Hanover, State of New Jersey, on September 30, 2004.


                                        CONVERSION SERVICES INTERNATIONAL, INC.


                                        By:  /s/ Scott Newman
                                          -------------------------------------
                                          Name:  Scott Newman
                                          Title: President and Chief Executive
                                                 Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:


PERSON                       CAPACITY                                   DATE
---------------------------- -----------------------------------------  ------------------
/s/ Scott Newman
---------------------------- President, Chief Executive Officer,
Scott Newman                 Chairman and Principal Executive Officer   September 30, 2004

*
---------------------------- Executive Vice President, Chief Operating  September 30, 2004
Glenn Peipert                Officer and Director

*                            Vice President, Chief Financial Officer,
---------------------------- Secretary, Treasurer and Principal         September 30, 2004
Mitchell Peipert             Accounting Officer

*
---------------------------- Director                                   September 30, 2004
Lawrence K. Reisman


* By:  /s/ Scott Newman
as attorney-in-fact
September 30, 2004